Exhibit 4.6

NOTICE OF MEETING

AND

MANAGEMENT PROXY CIRCULAR

FOR THE

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AT 3:00 P.M. (ET)

ON TUESDAY, MAY 6, 2025

AT

199 BAY ST. #4000, TORONTO, ON M5L 1A9

NERVGEN PHARMA CORP.

112-970 Burrard Street, Unit 1290, Vancouver, BC V6Z 2R4

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT the annual meeting (the “Meeting”) of shareholders of NervGen Pharma Corp. (the “Corporation”) will be held at 199 Bay St. #4000, Toronto, ON M5L 1A9, on Tuesday, May 6, 2025, at 3:00 p.m. (Eastern time), for the following purposes:

1.	to receive the consolidated financial statements of the Corporation for its fiscal year ended December 31, 2024, the report of the auditor thereon and related management’s discussion and analysis;

2.	to set the number of directors for the ensuing year at ten (10);

3.	to elect the directors of the Corporation for the ensuing year;

4.	to appoint the auditor of the Corporation for the ensuing year and to authorize the directors to fix the auditor’s remuneration;

5.	to consider, and if deemed advisable, to pass, with or without variation, an ordinary resolution of disinterested shareholders approving amendments to the Stock Option Plan of the Corporation;

6.	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The specific details of the matters proposed to be put before the Meeting is set forth in the Management Proxy Circular which accompanies this Notice of Meeting.

2

DATED at Vancouver, British Columbia this 2nd day of April, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

“Glenn Ives”
Glenn Ives
Chairperson

NOTES:

1.	A Management Proxy Circular and Proxy accompany this Notice of Meeting. Registered shareholders who are unable to be present at the Meeting are kindly requested to specify on the accompanying form of proxy the manner in which the shares represented thereby are to be voted, and to sign, date, and return same in accordance with the instructions set out in the Proxy and the Management Proxy Circular.

2.	As provided in the Business Corporations Act (British Columbia), the directors have fixed a record date of March 28, 2025. Accordingly, persons who are registered as shareholders on the books of the Corporation at the close of business on March 28, 2025, are entitled to notice of the Meeting.

3.	If you are a non-registered shareholder and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or intermediary.

3

NERVGEN PHARMA CORP.

112-970 Burrard Street, Unit 1290, Vancouver, BC V6Z 2R4

MANAGEMENT PROXY CIRCULAR

as at April 2, 2025 (unless otherwise indicated)

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of NervGen Pharma Corp. (“NervGen” or the “Corporation”) for use at the annual meeting (the “Meeting”) of its shareholders to be held on May 6, 2025 at the time and place and for the purposes set forth in the accompanying Notice of the Meeting.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Corporation. The Corporation will bear all costs of this solicitation.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy (the “Proxy”) are officers and/or directors of the Corporation. If you are a shareholder entitled to vote at the Meeting, you have the right to appoint a person or company other than either of the persons designated in the Proxy, who need not be a shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of proxy.

Voting by Proxyholder

The persons named in the Proxy will vote or withhold from voting the common shares in the capital of the Corporation (“Common Shares”) represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

a)	each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors,

b)	any amendment to or variation of any matter identified therein, and

c)	any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter and for the nominees of management for directors and auditors as identified in the Proxy.

Registered Shareholders

If you are a registered shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by:

(a)	completing, dating and signing the enclosed form of proxy and returning it to the Corporation’s transfer agent, Computershare Investor Services Inc. (“Computershare”) (Attention: Proxy Department), 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 no less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the day of the Meeting or, by a registered Shareholder, with the Secretary or the Chairman of the Meeting at the time and place of the Meeting or any adjournment thereof. The instrument appointing a proxyholder must be executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a corporate body, by its authorized officer or officers;

(b)	using a touch-tone phone to transmit voting choices to a toll-free number. Registered shareholders must follow the instructions of the voice response system and refer to the enclosed proxy form for the toll-free number, the holder’s account number and the proxy access number; or

(c)	logging on to the internet through Computershare’s website at www.investorvote.com. Registered shareholders must follow the instructions that appear on the screen and refer to the enclosed proxy form for the holder’s account number and the proxy access number.

Non-Registered (or Beneficial) Shareholders

There are two kinds of Beneficial Shareholders: Objecting Beneficial Owners (“OBOs”) object to their name being made known to the issuers of securities which they own; and Non-Objecting Beneficial Owners (“NOBOs”) who do not object to the issuers of the securities they own knowing who they are.

The following information is of significant importance to shareholders who do not hold Common Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders (those whose names appear on the records of the Corporation as the registered holders of Common Shares) and NOBOs, or as set out in the following disclosure.

If Common Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Common Shares will not be registered in the shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the names of intermediaries, which include banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans.

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of meetings of shareholders. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

Voting for Beneficial Shareholders

The Corporation is taking advantage of the provisions of National Instrument 54-101 “Communication with Beneficial Owners of Securities of a Reporting Issuer” that permit the Corporation to deliver proxy-related materials directly to its NOBOs. Please see the above headings “Registered Shareholders” and “Non-Registered (or Beneficial) Shareholders”.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered shareholder and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or intermediary. By choosing to send these materials to you directly, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Beneficial Shareholders who are OBOs do not appear on the list of shareholders of the Corporation maintained by the transfer agent. The Corporation will not pay for intermediaries to forward the proxy related materials for the Meeting to OBOs. Accordingly, any OBOs should note that they will not receive copies of these proxy related materials unless the intermediary for each OBO assumes the delivery costs related in any such delivery. OBOs should follow the instructions of their intermediary carefully to ensure that their Common Shares are voted at the Meeting.

Notice to Shareholders in the United States

The solicitation of proxies involves securities of an issuer located in Canada and is being effected in accordance with the corporate laws of Canada and securities laws of the Provinces of Canada. The proxy solicitation rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Corporation or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the Provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the Provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the Business Corporations Act (British Columbia) certain of its directors and its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

a)	executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Computershare (see “Registered Shareholders” above), or at the address of the registered office of the Corporation at 1133 Melville Street, Suite 3500, The Stack, Vancouver, BC V6E 4E5, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law; or

b)	personally attending the Meeting and voting the registered shareholder’s Common Shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as set out herein, no director or executive officer of the Corporation, or any person who has held such a position since the beginning of the last completed financial year of the Corporation to the date of this Circular, nor any nominee for election as a director of the Corporation, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors and as set out herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The board of directors (the “Board”) of the Corporation has fixed March 28, 2025 as the record date (the “Record Date”) for determination of persons entitled to receive notice of the Meeting. Only shareholders of record at the close of business on the Record Date who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or to have their Common Shares voted at the Meeting.

The Common Shares of the Corporation are listed for trading on the TSX Venture Exchange (the “TSXV”). As of April 2, 2025, there were 70,987,649 Common Shares issued and outstanding, each carrying the right to one vote.

To the knowledge of the directors and executive officers of the Corporation, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, more than 10% of the issued and outstanding common shares of the Corporation, except as detailed below.

Name	Number of Common Shares	Percentage of Common Shares
PFP Biosciences Holdings LLC	12,879,149 Common Shares	18.1

PARTICULARS OF MATTERS TO BE ACTED UPON

PRESENTATION OF FINANCIAL STATEMENTS

The annual financial statements of the Corporation for the year ended December 31, 2024 together with the auditor’s report thereon and the related management discussion and analysis in respect of the foregoing financial statements, all of which may be obtained from SEDAR+ at www.sedarplus.ca, will be presented at the Meeting.

NUMBER OF DIRECTORS

The Articles of the Corporation set out that the number of directors of the Corporation will be a minimum of three and a maximum of the most recently set of (i) the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given) and (ii) the number of directors set in the event that the places of any retiring directors are not filled by an election at a meeting of shareholders. At the Meeting, the shareholders will be asked to pass an ordinary resolution setting the number of directors of the Corporation at ten (10).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE SETTING OF THE NUMBER OF DIRECTORS OF THE CORPORATION AT TEN (10) FOR THE ENSUING YEAR.

The voting rights pertaining to Common Shares represented by duly executed proxies in favour of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the setting of the number of directors of the Corporation at ten (10) for the ensuing year.

ELECTION OF DIRECTORS

The Corporation has nominated ten (10) persons for election as directors of the Corporation at the Meeting. At the Meeting, Shareholders will be asked to elect the nominees outlined herein as directors of the Corporation. All nominees are current directors of the Corporation. Unless they resign, all directors elected at the Meeting will hold office until our next annual meeting of Shareholders or until their successors are elected or appointed.

The following table sets out the names of management’s ten (10) nominees for election as directors to the Board, each nominee’s principal occupation, business or employment, the period of time during which each has been a director of the Corporation and the number of Common Shares of the Corporation beneficially owned by each, directly or indirectly, or over which each exercised control or direction, as at March 28, 2025.

Name of Director, Province/State and Country of Residence	Present Principal Occupation, Business or Employment	Director Since	Common Shares
J. Craig Thompson[2,3,5] California, USA	Chief Executive Officer (“CEO”), Cerevance since April 2022; President and CEO, Neurana Pharmaceuticals from June 2018 to April 2022; President and CEO, Anthera Pharmaceuticals from January 2016 to June 2018.	April 2022	-
Krista L. McKerracher[2,3,4] Florida, USA	Founder, FIG Advisory LLC from September 2017 to present; VP, Head of Hemoglobinopathy Programs at CRISPR Therapeutics from November 2017 to October 2019; Vice President & Global Program Franchise Head, Novartis Oncology from February 2008 to July 2017.	September 2021	9,758
Glenn A. Ives[5] British Columbia, Canada	Director and Chair of Audit Committee, Kinross Gold Corporation and Director of Wheaton Precious Metals Corp. from May 2020; Partner, Deloitte LLP (Canada) from 2000 to March 2020 and Chair from 2010 to 2018; Director, Deloitte Global from 2010 to 2018 and Chair of Risk Committee 2012 to 2018.	September 2021	58,511[6]

Harold M. Punnett[1,4] British Columbia, Canada	Retired since March, 2024. Previously self-employed dentist as sole owner of Dr. Harold Punnett, Inc.	January 2017	1,125,532
Randall E. Kaye[4] New York, USA	Consultant: Hanson Drug Company LLC. Chief Medical Officer of Longboard Pharmaceuticals from March 2022 to January 2025; Chief Medical Officer of Neurana Pharmaceutical from September 2019 to March 2022; Chief Medical Officer of Click Therapeutics from September 2018 to September 2019.	October 2020	10,000
Brian E. Bayley[1,3,5] British Columbia, Canada	President of Earlston Management Corp., a private management company; and Executive Chairman of Earlston Investments Corp.	May 2018	400,000
Adam H. Rogers[4] Massachusetts, USA	Principal of PFP Biosciences Holdings from 2022; Interim President of NervGen from September 2022 to April 2023; Founder (2010) and CEO of Hemera Biosciences from November 2017; Assistant Professor of Ophthalmology of New England Eye Center from 2000 to 2020.	July 2022	12,889,149[7]
Gianni (John) Ruffolo[2,5] Ontario, Canada	Founder & Managing Partner of Maverix Private Equity from January 2019; Chief Executive Officer of OMERS Ventures from January 2011 to December 2018.	October 2023	70,407
Michael Kelly[5] Pennsylvania, USA	President and CEO of NervGen since April 2023; Advisor of MK Advisory LLC from October 2019 to December 2022; President, US Operations of Adapt Pharma Inc. from March 2016 to June 2019;	April 2023	143,957
Neil A. Klompas[1,5]	President and CEO of Augurex Life Sciences Corp. since August 2024; President and Chief Operating Officer of Zymeworks since 2022 and Chief Financial Officer of Zymeworks from 2007 to 2022.	July 2024	-

(1)	Member of the Corporation’s Audit Committee.
(2)	Member of the Corporation’s Compensation Committee.
(3)	Member of the Corporation’s Nominating and Corporate Governance Committee.
(4)	Member of the Corporation’s Science Committee.
(5)	Member of the Corporation’s Corporate Finance Committee
(6)	All Common Shares are held through Mr. Ives private company, Glenn Antony Ives Professional Corporation.
(7)	Includes 10,000,000 Common Shares held by PFP Biosciences Holdings LLC for which Dr. Rogers serves as Managing Member, 2,879,149 Common Shares held by The Paul & Phyllis Fireman Charitable Foundation, which is associated with PFP Biosciences Holdings LLC, and 10,000 shares personally owned.

Director Biographies

J. Craig Thompson – Mr. Thompson joined Cerevance as CEO and as a member of the Board in April 2022. Prior to Cerevance Mr. Thompson was at Neurana Pharmaceuticals as President & CEO and as a member of the board of directors from June 2018 to April 2022. Prior to Neurana, Mr. Thompson was President & CEO of Anthera Pharmaceuticals, Inc. His previous biotech experience includes Chief Operating Officer for Tetraphase Pharmaceuticals, Inc. and Chief Commercial Officer for Trius Therapeutics, Inc. where he was involved in the $700M+ acquisition of Trius Therapeutics, Inc. by Cubist Pharmaceuticals, Inc., as well as a partnership with Bayer Pharma AG. Prior to Trius Therapeutics Inc., Mr. Thompson served in various global and U.S. roles at Pfizer Inc., including Therapeutic Group Leader of Allergy, Respiratory, Pulmonary Vascular Disease and Inflammation; and ultimately served as Vice President of Marketing for Pfizer’s Specialty Care Business Unit. Previous to Pfizer Inc., Mr. Thompson served in positions of increasing responsibility at Merck & Co., Inc., including the European partnership with Schering Plough.

Mr. Thompson holds a Bachelor’s of Commerce degree from McMaster University and an MBA from the University of Notre Dame.

Krista L. McKerracher – Ms. McKerracher is a biopharmaceutical leader, Board member, and strategic advisor with over 40 years’ experience in both large global pharmaceutical and small biotech companies. Her last corporate role was VP, Head of Hemoglobinopathy Programs at CRISPR Therapeutics where she and her team took the first CRISPR gene-edited product into the clinic. Prior to CRISPR Therapeutics she was VP & Global Program Franchise Head at Novartis where she led a global cross-functional development team. She also held series of commercial roles over 14 years at the Johnson & Johnson family of companies. Ms. McKerracher is currently Founder of FIG Advisory LLC focused on advising early stage companies on strategy and business development. Additionally, she is Board Chair of Genialis, a private precision oncology company and serves on Advisory Boards to Cureleads and BioAxone Biosciences and is a mentor at Springboard, an incubator for female led healthcare and technology companies.

Ms. McKerracher holds a BSc in Applied Health Studies from the University of Waterloo and an MBA from the Schulich School of Business at York University.

Glenn A. Ives – Mr. Ives is a Director and the Audit Committee Chair of Kinross Gold Corporation and a Director and member of the Human Resources Committee of Wheaton Precious Metals Corp. Mr. Ives retired as a Canadian partner of Deloitte LLP on March 31, 2020. He served as the Executive Chair of Deloitte Canada from 2010 and 2018, a director of Deloitte Global from 2010 to 2018 and Chair of the Deloitte Global Risk Committee from 2012 to 2018. Mr. Ives has extensive corporate governance experience with non-profit organizations including serving as Chair of St. Paul’s Foundation (Vancouver) and a director of the Princess Margaret Cancer Foundation from 2010 to 2019, which included serving as Chairman from 2016 to 2018.

Mr. Ives holds a Bachelor of Mathematics degree (honors) from the University of Waterloo, graduating on the Dean’s Honor List. He is a Fellow of the Chartered Professional Accountants of British Columbia, a member of the Chartered Professional Accountants of Ontario and was the Ontario Gold medalist for the Uniform Final Exams in 1984. Mr. Ives is also a member of the Institute of Corporate Directors and the National Association of Corporate Directors.

Harold M. Punnett – Dr. Punnett is a retired member of the Canadian Dental Association, College of Dental Surgeons of British Columbia, and the British Columbia Dental Association. Dr. Punnett is an experienced angel investor and has previously acted as a director of two public issuers. A co-founder and current Board member of NervGen, he has a passion for helping those with spinal cord injuries and nerve related challenges.

Dr. Punnett holds a Doctor of Dental Medicine degree from the University of British Columbia.

Randall E. Kaye – Dr. Kaye is currently a consultant with Hanson Drug Company, LLC. Dr. Kaye is the former Chief Medical Officer at Longboard Pharmaceuticals in San Diego, California where he was involved in the $2.6B acquisition of Longboard by Lundbeck A/S. Prior to Longboard, Dr. Kaye served as Chief Medical Officer at Neurana Pharmaceuticals, Click Therapeutics, Axsome Therapeutics and Avanir Pharmaceuticals. Earlier in his career, Dr. Kaye held leadership positions at Scios Inc., InterMune and Pfizer Inc.

Dr. Kaye earned an MD, MPH, and BS at George Washington University. He was a Research Fellow at Harvard Medical School.

Brian E. Bayley – Mr. Bayley serves as the President and a director of Earlston Management Corp. (a private management company) and Executive Chairman of Earlston Investments Corp. (a private merchant bank). Previously, Mr. Bayley was a director and Resource Lending Advisor for Sprott Resource Lending Corp. (formerly Quest Capital Corp.), a Toronto Stock Exchange and NYSE American listed resource lending corporation. He has held active senior management positions in both private and public natural resource companies and has over 30 years of public issuer experience, both as an officer and a director.

Mr. Bayley holds an MBA from Queen’s University. He is also a director and officer of several other public companies.

Adam H. Rogers – Dr. Rogers was the interim President of NervGen Pharma Corp from September 2022 to April 2023 and is a Principal of Boston based PFP Biosciences Holdings and a board-certified ophthalmologist specializing in diseases and surgery of the retina and vitreous. Dr. Rogers co-founded Hemera Biosciences in 2010, a clinical stage gene therapy biotech company targeting dry age-related macular degeneration. He assumed the role of CEO in 2017 and oversaw all aspects of the company until the Hemera assets were acquired in December 2020 by Janssen Pharmaceuticals, a subsidiary of Johnson & Johnson. From 2001 to 2020 he served as an Assistant Professor of Ophthalmology at the New England Eye Center of Tufts Medical Center (Boston, MA). Dr. Rogers has published 29 articles in peer reviewed journals and co-authored two textbooks and numerous chapters in major ophthalmic textbooks. Since 2007 he has served on the board of One Family Inc., an organization whose mission is to end homelessness in Massachusetts. He is a member of the Emory University Board of Trustees.

Dr. Rogers has a MD from Emory College and Emory University School of Medicine.

Gianni (John) Ruffolo – Mr. Ruffolo is the Founder and Managing Partner of Maverix Private Equity (“Maverix”), a private equity firm focused on innovation-enabled growth and disruption investment strategies. Mr. Ruffolo chairs the Investment Committee, guides the strategy of the firm, is deeply involved with fundraising and sourcing and leading investment opportunities, particularly within the technology and life sciences industries.Mr. Ruffolo is also the Founder of OMERS Ventures and Co-Founder and Vice Chair of the Council of Canadian Innovators. Before joining OMERS, in addition to being a Partner at Deloitte, Mr. Ruffolo was their Global Thought Leader, Global Tax Leader, and Canadian Industry Leader for their Technology, Media, and Telecommunications (TMT) practice, and a member of the Board of Directors. Mr. Ruffolo serves as a board member across both profit and non-profit sectors, collaborating with organizations including KODE Labs, Raptor Maps, Viral Nation, CIBC Foundation, Rick Hansen Foundation, Toronto International Film Festival (TIFF), Investigative Journalism Foundation and Schulich School of Business Dean’s Global Council.

Mr. Ruffolo holds a BBA, Accounting degree from York University. He is a Fellow of the Chartered Professional Accountants of Ontario.

Michael Kelly – Mr. Kelly brings three decades of pharmaceutical experience playing instrumental roles in the creation, development and strengthening of several companies to his role as President & CEO of NervGen. Most recently, Mr. Kelly served as President of U.S. Operations for Adapt Pharma, Inc., from March 2016 to June 2019, and played a key leadership role in the development and commercialization of NARCAN (naloxone HCl) Nasal Spray in the US and Canada and in the eventual sale to Emergent BioSolutions for US$735 million. Prior to his tenure at Adapt Pharma, Inc., Mr. Kelly served as the Chief Executive Officer and a Director of Covis Pharmaceuticals, Inc., where, along with its European affiliate, grew and sold the company assets for US$1.2 Billion. Mr. Kelly was also a member of the founding management team of Azur Pharma Limited, a specialty pharmaceutical company, and later, following a strategic merger, served as the Senior Vice President of Sales and Marketing for Jazz Pharmaceuticals Inc. Mr. Kelly has also held various commercial and medical roles at Guilford Pharmaceuticals Inc., ViroPharma Incorporated and TAP Pharmaceuticals Inc and has been a Director of ARS Pharmaceuticals Inc. since May 2019.

Mr. Kelly holds a Bachelor of Science in business administration from The College of New Jersey and a Master of Business Administration from Rider University.

Neil A. Klompas - Mr. Klompas, is an experienced life sciences and healthcare sector executive and board member. He is currently the President and Chief Executive Officer, and a member of the Board of Directors, of Augurex Life Sciences Corp. Prior to Augurex, he served as Chief Financial Officer, and later President and Chief Operating Officer of Zymeworks Inc. During his time with the company, he oversaw finance and operations, including leading the execution the company’s initial public offering on the NYSE and TSX. Prior to Zymeworks, Mr. Klompas worked with KPMG LLP as part of the Pharmaceutical, Biotech & Medical Devices M&A Transaction Services practice in Princeton, NJ, and with KPMG LLP in the life sciences assurance practice based in Vancouver. Mr. Klompas serves on the Board of Directors of HTuO Biosciences, and has previously served as Board Chair for Ovensa Inc., and as the Chair of the Audit Committee and Special Committee of Liminal Biosciences Inc. until its acquisition in 2023.

Mr. Klompas holds a BSc in Microbiology & Immunology from the University of British Columbia and is a Chartered Professional Accountant.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of the Corporation, none of the proposed Directors is, or has been, as at the date of this Circular or within the ten (10) years prior to the date of this Circular, a director, CEO or chief financial officer (“CFO”) of any corporation (including the Corporation) that:

a)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant Corporation access to any exemption under applicable securities legislation, that was in effect for a period of more than thirty (30) consecutive days (an “Order”), that was issued while the Director or Executive Officer was acting in the capacity as Director, CEO or CFO; or

b)	was subject to an Order that was issued after the Director or Executive Officer ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO.

To the knowledge of the Corporation, none of the proposed Directors of the Corporation:

a)	is, or has been, as at the date of this Circular or within the ten (10) years prior to the date of this Circular, a director or executive officer of any corporation (including the Corporation) that, while that person was acting in that capacity, or within one (1) year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

b)	has, within the ten (10) years prior to the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

To the knowledge of the Corporation, no proposed director has been subject to:

a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE ELECTION OF THE PROPOSED NOMINEES AS DIRECTORS OF THE CORPORATION FOR THE ENSUING YEAR.

The voting rights pertaining to Common Shares represented by duly executed proxies in favour of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the election of the proposed nominees as Directors of the Corporation for the ensuing year.

APPOINTMENT AND REMUNERATION OF THE AUDITOR

At the Meeting, Shareholders will be asked to appoint the firm of KPMG LLP (“KPMG”) to hold office as the Corporation’s auditors until the close of the next annual meeting of Shareholders and to authorize the Board to fix their remuneration. The auditors will hold office until the next annual meeting of Shareholders or until their successors are appointed. KPMG has been acting as auditors for the Corporation since November 2022.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE APPOINTMENT OF KPMG LLP AS AUDITORS FOR THE CORPORATION AND TO AUTHORIZE THE BOARD TO DETERMINE THEIR REMUNERATION.

The voting rights pertaining to Common Shares represented by duly executed proxies in favour of the persons named in the accompanying form of proxy will be exercised, in the absence of specifications to the contrary, FOR the appointment of KPMG as auditors for the Corporation and to authorize the Board to determine their remuneration.

APPROVAL OF STOCK OPTION PLAN AMENDMENT

The Corporation’s stock option plan (the “Stock Option Plan”), in its current form, was last approved by Shareholders on June 4, 2024. For a summary of the terms of the Stock Option Plan, see “Material Terms of Stock Option Plan” below.

At the Meeting, Shareholders will be asked to vote for the confirmation and approval of the amendment and restatement to the Corporation’s existing Stock Option Plan to make the changes summarized under the heading “Option Plan Amendments” below (the “Option Plan Amendments”). In particular, the Corporation proposes to increase the number of Common Shares reserved and available for issuance under the Stock Option Plan. For reference, a blackline copy of the amended and restated stock option plan (the “Amended and Restated Option Plan”) reflecting the Option Plan Amendments as described below is attached to this Circular as Appendix “A”. In order for the resolution described herein to pass, a simple majority of affirmative votes cast at the Meeting excluding the votes cast by Insiders (as defined in the policies of the TSXV) of the Corporation to whom options may be granted under the Amended and Restated Option Plan and their affiliates and associates (the “Disinterested Shareholders”) is required.

Option Plan Amendments

The principal change between the Stock Option Plan and the Amended and Restated Option Plan is increasing the number of Options available to be granted from 13,985,529 Options (being a fixed amount equal to 19.7% of the Corporation’s outstanding common shares as of the Record Date) to 14,197,529 Options (being a fixed amount equal to 20% of the Corporation’s outstanding common shares as of April 2, 2025 under the Amended and Restated Option Plan.

The foregoing information is intended to be a brief description of the changes between the Stock Option Plan and the Amended and Restated Option Plan and is qualified in its entirety by the full text of the Amended and Restated Option Plan, a blackline copy of which is attached as Appendix “A” of this Circular.

Stock Option Plan Resolution

The TSXV has conditionally approved the Option Plan Amendments, subject to receipt from the Corporation of, among other things, evidence of approval from Disinterested Shareholders. At the Meeting, Disinterested Shareholders will be asked to consider and, if thought appropriate, to approve, with or without variation, an ordinary resolution ratifying and approving the Amended and Restated Option Plan (the “Option Plan Resolution”). Based on the present shareholdings of the Insiders to whom options may be granted under the Amended and Restated Option Plan and their associates, a total of up to 17,042,775 Common Shares will be excluded from voting on the resolution to approve the Amended and Restated Option Plan, representing 24.0% of the issued and outstanding Common Shares of the Corporation as of the Record Date. Should the Option Plan Resolution not receive the required Shareholder approval at the Meeting, the Amended and Restated Option Plan will not be adopted, and the existing Stock Option Plan will remain in place. The text of the resolution is set out below:

RESOLVED AS AN ORDINARY RESOLUTION THAT:

1.	The amended and restated option plan (the “Amended and Restated Option Plan”) of NervGen Pharma Corp. (the “Corporation”) in substantially the form described in, and blackline copy of which is attached as Appendix “A” to, the management information circular of the Corporation dated April 2, 2025, be and the same is hereby ratified, confirmed and approved, subject to acceptance by the TSX Venture Exchange, and shall thereafter continue and remain in effect until ratification is required pursuant to the rules of the TSX Venture Exchange or other applicable regulatory requirements.

2.	The number of common shares of the Corporation reserved for issuance under the Amended and Restated Option Plan is 14,197,529.

3.	All unallocated options to acquire common shares of the Corporation, rights or other entitlements available under the Amended and Restated Option Plan are hereby approved and authorized.

4.	The board of directors of the Corporation is authorized and directed to make any changes to the Amended and Restated Option Plan, if required by the TSX Venture Exchange.

5.	Any director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to do all things and execute, deliver and file all such agreements, documents and instruments, and do all such other acts and things that may be necessary or desirable to give effect to the foregoing resolutions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF APPROVING THE AMENDED AND RESTATED OPTION PLAN.

If the Amended and Restated Option Plan is not approved, the existing Stock Option Plan will continue in effect unamended.

Unless you have specified in the enclosed form of proxy that the votes attaching to the Shares represented by the proxy are to be voted against the Option Plan Resolution, the management representatives designated in the enclosed form of proxy intend to vote the Shares in respect of which they are appointed proxy FOR the Option Plan Resolution. Approval of the foregoing resolution will require the affirmative vote of a majority of the votes cast by holders of Shares present in person or represented by proxy at the Meeting.

EXECUTIVE COMPENSATION

Director and Named Executive Officer Compensation

As used herein, “NEO” or “Named Executive Officer” means each of the following individuals:

(a)	the Chief Executive Officer (the “CEO”) of NervGen or any person that acted in a similar capacity during the most recently completed fiscal year;

(b)	the Chief Financial Officer (the “CFO”) of NervGen or any person that acted in a similar capacity during the most recently completed fiscal year;

(c)	the most highly compensated executive officer of NervGen, other than the CEO and the CFO, who was serving as an executive officer at the end of the most recently completed fiscal year and whose total compensation was more than C$150,000 per year; and

(d)	any additional individuals for whom disclosure would have been provided under paragraph (c) except that the individual was not serving as an executive officer of NervGen at the end of the most recently completed financial year.

Named Executive Officers and Director Compensation

The following table sets forth all compensation received by individuals who served as a Named Executive Officer or a director of the Corporation for the financial years ended December 31, 2024, and 2023. Michael Kelly, President and CEO, William J. Adams, CFO and Secretary and Daniel D. Mikol, Chief Medical Officer (the “CMO”) are each a NEO of the Corporation for purposes of the following disclosure. Other than as set out below, the directors of the Corporation were not compensated in cash for services rendered in the financial periods ending December 31, 2024 or 2023.

Summary Compensation Table

Name and Principal Position	Year	Salary, consulting fee, retainer or commission ($)		Bonus ($)		Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)		Total compensation ($)
Michael Kelly President, CEO & Director[1,2]	2024	781,169	[6]	329,220	[5,6]	Nil	Nil	1,050	[7]	1,111,439
	2023	540,060	[6]	199,223	[4,6]	Nil	Nil	1,047	[7]	740,330
William J. Adams Chief Financial Officer	2024	382,774		100,909	[5]	Nil	Nil	Nil		483,683
	2023	335,767		95,867	[3]	Nil	Nil	Nil		431,634
Dr. Daniel D. Mikol Chief Medical Officer[6]	2024	620,348	[6]	147,552	[5,6]	Nil	Nil	Nil		767,900
	2023	588,533	[6]	205,453	[3,6]	Nil	Nil	Nil		793,986
William J. Radvak, Former Chairperson, Director & Interim CEO [1,2]	2024	-		-		-	-	-		-
	2023	60,000		Nil		Nil	Nil	Nil		60,000

Notes:

1.	None of the compensation paid to Messrs. Kelly or Radvak was paid to them in their capacity as director.
2.	Mr. Radvak stepped down as Interim Chief Executive Officer, on April 10, 2023. Mr. Kelly was appointed President, CEO and Board member on April 10, 2023.
3.	Amounts accrued but not paid at December 31, 2023. Payment was made on March 15, 2024.
4.	Amounts accrued but not paid at December 31, 2023. Payment was made on April 15, 2024.
5.	Amounts accrued but not paid at December 31, 2024. Payment was made on March 15, 2025.
6.	These amounts were incurred in US dollars and converted at the rate of exchange effective on the transaction dates. The average exchange rates were US$1.00 = C$1.3698 for fiscal 2024 (US$1.00 = C$1.3493 for fiscal 2023).
7.	Represents 401(k) matching benefits.

Stock Options and Other Compensation Securities

The following table sets forth Options pursuant to the Stock Option Plan and other compensation securities, granted or issued to each director and Named Executive Officer, by the Corporation for the year ended December 31, 2024, for services provided or to be provided, directly or indirectly, to the Corporation.

Compensation Securities
Name and position[3]	Type of compensation security	Number of compensation securities, number of underlying securities and percentage of class		Date of issue or grant	Issue conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Michael Kelly President, CEO & Director	Options	345,200	[1]	February 19, 2024	3.48	3.48	3.14	February 19, 2034
	Options	350,000	[1]	June 5, 2024	1.79	1.79	3.14	June 5, 2034
William J. Adams CFO	Options	80,000	[1]	February 19, 2024	3.48	3.48	3.14	February 19, 2034
Daniel D. Mikol CMO	Options	80,000	[1]	February 19, 2024	3.48	3.48	3.14	February 19, 2034
Brian E. Bayley, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
Harold M. Punnett, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
Randall E. Kaye, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
Glenn A. Ives, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
Adam H. Rogers, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
J. Craig Thompson, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
Krista L. McKerracher, Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
John Ruffolo Director	Options	50,000	[2]	June 5, 2024	1.79	1.79	3.14	June 5, 2029
Neil A. Klompas, Director	Options	150,000	[2]	July 19, 2024	2.85	2.85	3.14	July 19, 2029

Notes:

1.	25% vests six months following the grant date and 25% vest every six months following such grant date, thereafter until fully vested.
2.	25% vests three months following the grant date and 25% vest every three months following such grant date, thereafter until fully vested.
3.	The total number of compensation securities held by each named executive officer or director on December 31, 2024 is as follows:

NEO or Director	Options Outstanding	Retention Securities
Michael Kelly	3,557,200	590,000
William Adams	1,180,000	Nil
Daniel Mikol	1,010,000	Nil
Brian Bayley	275,000	Nil
Harold Punnett	275,000	Nil
Randall Kaye	425,000	Nil
Glenn Ives	350,000	Nil
Adam Rogers	350,000	Nil
Craig Thompson	325,000	Nil
Krista McKerracher	375,000	Nil
John Ruffolo	200,000	Nil
Neil A. Klompas	150,000	Nil

Options Exercised by Directors and Named Executive Officers

300,000 Options were exercised during the year ended December 31, 2024 by a director or Named Executive Officer. No options were exercised during the year ended December 31, 2023 by a director or Named Executive Officer.

Pension Plan Benefits

The Corporation does not have a pension plan for its NEOs and directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain details as at the end of the year ended December 31, 2024 with respect to compensation plans pursuant to which equity securities of the Corporation are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding stock Options (a)	Weighted-average exercise price of outstanding Options (b)	Number of Common Shares remaining available for future issuance under the equity compensation plans (Excluding Common Shares reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	11,777,700	2.05	1,899,829
Equity compensation plans not approved by shareholders	Nil	Nil	Nil
Total	11,777,700	2.05	1,899,829

Particulars of the Stock Option Plan

The Stock Option Plan, in its current form, was last approved by Shareholders on June 4, 2024. The Stock Option Plan is intended to attract, retain and motivate persons with the training, experience and leadership to be key service providers to the Corporation and its subsidiaries, including their directors, officers and employees, and to advance the interests of the Corporation. Options may be granted to a director, officer, employee or service provider of the Corporation or any related entity (being a person that controls or is controlled by the Corporation or that is controlled by the same person that controls the Corporation).

Material Terms of Stock Option Plan

The aggregate number of Common Shares reserved for Options under the Stock Option Plan is fixed at 13,985,529 Common Shares, being 20% of the issued and outstanding Common Shares as at April 26, 2024. If Options expire or are surrendered or otherwise terminated without being exercised in whole or in part, new Options may be granted in place of such Options.

The grant of Options under the Stock Option Plan is subject to the following limitations:

(i)	the number of Common Shares reserved for issuance to any one optionee pursuant to Options, when aggregated with all other Common Shares reserved for issuance under any other Share Compensation Arrangement of the Corporation, may not exceed 5% of the outstanding Common Shares on a yearly basis unless the Corporation obtains Disinterested Shareholder Approval;

(ii)	the aggregate number of Common Shares reserved for issuance to any one consultant pursuant to Options in any 12 month period, when aggregated with all Common Shares reserved for issuance to such consultant under any other Share Compensation Arrangement of the Corporation, may not exceed 2% of the outstanding Common Shares on the date when the Options are granted;

(iii)	the aggregate number of Common Shares reserved for issuance to persons employed in Investor Relations Activities pursuant to Options, when aggregated with all Common Shares reserved for issuance to such persons under any other Share Compensation Arrangement of the Corporation, shall not exceed 2% of the outstanding Common Shares in any 12 month period calculated at the date such Options are granted and with respect to Options granted to persons employed in Investor Relations Activities, no more than one quarter of Options vest in each of the three, six, nine and twelve-month periods following the date such Options are granted; and

(iv)	Disinterested Shareholder Approval is required if there is a grant of Options to Insiders of the Corporation within a 12 month period which, when the Common Shares issuable under such Options are aggregated with all Common Shares reserved for issuance to Insiders of the Corporation under any other Share Compensation Arrangement of the Corporation, exceeds 10% of the issued Common Shares.

For the purposes of the Stock Option Plan, “Share Based Compensation” means any stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of shares to any director, officer or employee of or consultant to the Corporation or any of its subsidiaries, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise, excluding any share or share-based compensation granted to a person not previously employed by, and not previously an Insider of, the Corporation as an inducement pursuant to Section 6.4 of TSXV Policy 4.4 – Security Based Compensation.

The exercise price of Options is determined by the Board but may not be less than the fair market value (“FMV”) of the Common Shares on the grant date of the Options. The FMV is the last closing price of a board lot of the Common Shares before the grant date on the stock exchange or over the counter market which is the principal trading market for the Common Shares, as may be determined for such purpose by the Board.

The Options have a maximum term of ten years from the date of issue and Options vest as the Board may determine upon the award of the Options.

To the extent not earlier exercised, an Option shall terminate at the earliest of the following dates:

(i)	the expiry date specified for such Option in the Option agreement governing the specific terms of the Options granted to the optionee;

(ii)	where the optionee’s position as an employee, a director or an executive officer of or a consultant to the Corporation or any subsidiary is terminated for just cause, the date of such termination for just cause; and

(iii)	where the optionee’s position as an employee, a director or an executive officer of or a consultant to the Corporation or any subsidiary (other than a person employed to provide Investor Relation Activities), terminates for a reason other than the optionee’s death or termination for just cause, 90 days after such date of termination, or in the case of a person employed to provide Investor Relation Activities, 30 days after such termination but:

(a)	if an optionee’s position changes from one of the said categories to another category such change will not cause the Option to terminate;

(b)	upon the optionee, or guardian of an optionee, as applicable, making written application to the Board and receiving the written consent of the Board, which consent may be given at the discretion of the Board, at such later date as determined by the Board which must be no later than the original expiry date of such Option when it was granted and the first anniversary of the optionee’s termination;

(c)	where the optionee’s position as an employee, a director or an executive officer of or a consultant to the Corporation or any subsidiary (other than a person employed to provide Investor Relations Activities), terminates due to the optionee’s death, the first anniversary of the optionee’s death; and

(d)	the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of non-transferability provisions.

Subject to the approval of any stock exchange on which the Corporation’s securities are listed, the Stock Option Plan may be terminated at any time by resolution of the Board, but any such termination will not affect or prejudice rights of participants holding Options at that time. If the Stock Option Plan is terminated, outstanding Options will continue to be governed by the provisions of the Stock Option Plan.

The Stock Option Plan contains additional provisions to provide for incentive stock option grants for United States resident optionees, intended to qualify as an “incentive stock option” pursuant to section 422 of the United States Internal Revenue Code of 1986, as amended.

The terms of the Stock Option Plan described above are intended as a summary only and are qualified in their entirety by reference to the Stock Option Plan.

Employment, Consulting and Management Agreements

Mr. Michael Kelly Employment Agreement

Mr. Kelly entered into an employment agreement with the Corporation on April 10, 2023, for an indefinite term, pursuant to which Mr. Kelly was employed as the President and Chief Executive Officer of the Corporation and the Subsidiary (the “Kelly Employment Agreement”). The Kelly Employment Agreement entitled Mr. Kelly to an annual salary of US$550,000 (CAD$791,3951). Mr. Kelly’s agreement was further amended to increase his salary to US$572,000 (CAD$823,0511), effective January 1, 2024. If the Kelly Employment Agreement is terminated by the Corporation, for any reason other than cause, or is terminated as a result of a change of control, or if he resigns for good reason, subject to Mr. Kelly signing a separation agreement and release, Mr. Kelly would be entitled to eighteen (18) months salary continuance or severance or a combination thereof (the “Severance Benefit Period”). Mr. Kelly would also be entitled to payment of any cash performance bonus payable with respect to the fiscal year prior to the fiscal year in which termination occurs (if not previously paid), and payment of any prorated bonus for the year in which termination occurs, which payment shall be calculated based on the bonus payable or awarded for the previous fiscal year. In addition, the Corporation will pay the applicable insurance premiums for all health insurance, subject to Mr. Kelly’s copayment of premium amounts at the applicable active employees’ rate and Mr. Kelly’s proper election to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). The Corporation shall pay to the group health plan provider or the COBRA provider a monthly payment equal to the monthly employer contribution that the Corporation would have made to provide health insurance to Mr. Kelly if he had remained employed by the Corporation until the earliest of the end of the Severance Benefit Period or the date that Mr. Kelly becomes eligible for group medical plan benefits under any other employer’s group medical plan, or the cessation of Mr. Kelly’s health continuation rights under COBRA. As at December 31, 2024, the obligation on termination of the Kelly Employment Agreement by the Corporation, other than resulting from a change of control, would be US$1,086,800 (C$1,563,7971) and the total obligation if termination resulted from a change of control would be US$ 1,086,800 (C$ $1,563,7971).

1 Assuming the Bank of Canada exchange rate on December 31, 2024 being US$1.00 = C$1.4389.

Mr. William Adams Employment Agreement

Mr. Adams entered into an employment agreement with the Corporation on February 21, 2020, for an indefinite term, pursuant to which Mr. Adams is employed as the Chief Financial Officer (the “Adams Employment Agreement”). Pursuant to the Adams Employment Agreement, Mr. Adams was entitled to an annual salary of $300,000. Due to the COVID-19 pandemic, Mr. Adams’ agreement was amended effective April 1, 2020 to $120,000 annually until June 30, 2020. 60,000 stock options were granted to compensate Mr. Adams for the compensation reduction. Mr. Adams’ agreement was further amended to increase his salary to $307,500, effective January 1, 2021, $318,263, effective January 1, 2022, $335,767, effective January 1, 2023, and $382,774, effective January 1, 2024. If the Adams Employment Agreement is terminated by the Corporation, for any reason other than cause, Mr. Adams would be entitled to nine months’ total notice of termination, plus one month for every year of employment up to a maximum of twelve months’ total notice, or salary continuance or severance or a combination thereof. Mr. Adams would also be entitled to payment of any cash performance bonus payable with respect to the fiscal year prior to the fiscal year in which termination occurs (if not previously paid), and payment of any prorated bonus for the year in which termination occurs, which payment shall be calculated based on the bonus payable or awarded for the previous fiscal year. In addition, the Corporation will pay the applicable insurance premiums for all health insurance for Mr. Adams during the severance period or until such earlier date that substantially equivalent or better benefits are provided by a successor employer. If Mr. Adams’ employment is terminated as a result of a change of control, or if he resigns for good reason during the change of control period, then he will be entitled, in addition to the foregoing severance, an additional lump sum payment equal to twelve months’ total notice, or salary continuance, or severance, or a combination thereof at the Corporation’s discretion. As at December 31, 2024, the obligation on termination of the Adams Employment Agreement by the Corporation, other than resulting from a change of control, would be $483,683 and the total obligation if termination resulted from a change of control would be $866,457.

Dr. Daniel Mikol Employment Agreement

Dr. Mikol entered into an employment agreement with the Corporation on May 5, 2021, for an indefinite term, pursuant to which Dr. Mikol is employed as the Chief Medical Officer (the “Mikol Employment Agreement”). Pursuant to the Mikol Employment Agreement, Dr. Mikol is entitled to an annual salary of US$400,000 (CAD$575,5601). Dr. Mikol’s agreement was amended to increase his salary to US$414,000 (CAD$595,7051), effective January 1, 2022, US$436,770 (CAD$628,4681), effective January 1, 2023, and US$454,241 (CAD$653,6071), effective January 1, 2024. If the Mikol Employment Agreement is terminated by the Corporation, for any reason other than cause, Dr. Mikol would be entitled to nine months’ total notice of termination, plus one month for every year of employment up to a maximum of twelve months’ total notice, or salary continuance or severance or a combination thereof. In addition, the Corporation will pay the applicable insurance premiums for all health insurance for Dr. Mikol during the severance period or until such earlier date that substantially equivalent or better benefits are provided by a successor employer. If Dr. Mikol’s employment is terminated as a result of a change of control, or if he resigns for good reason during the change of control period, then he will be entitled, in addition to the foregoing severance, an additional lump sum payment equal to twelve months’ total notice, or salary continuance, or severance, or a combination thereof at the Corporation’s discretion. As at December 31, 2024, the obligation on termination of the Mikol Employment Agreement by the Corporation, other than resulting from a change of control, would be US$556,786 (CAD$801,1591) and the total obligation if termination resulted from a change of control would be US$1,011,027 (CAD$ 1,454,76711).

Oversight and Description of Director and Named Executive Officer Compensation

The Corporation is a biotechnology research and development Corporation that focuses on commercializing technologies in various fields and is dependent on financing to carry on its business. In order to ensure alignment with shareholder interests, as well as to conserve cash resources, the Corporation relies, when possible and prudent, on stock options, in addition to cash payments to remunerate its officers, employees, consultants and other service providers. To this end, the Corporation maintains the Stock Option Plan, pursuant to which directors, officers, employees and consultants may be granted Options to purchase Common Shares. The Corporation does not maintain any pension or retirement plan.

Compensation Discussion and Analysis

The Board is responsible for implementing and overseeing the human resources and compensation philosophy of the Corporation upon the recommendation of the Compensation Committee and making recommendations with respect to the compensation of the NEOs and directors of the Corporation. The Board determines director and NEO compensation annually at a meeting of the directors.

Objectives of the Compensation Program

The compensation program adopted by the Corporation was designed to attract and retain qualified and experienced executives who will contribute to the success of the Corporation. The executive compensation program attempts to ensure that the compensation of the Corporation’s executive officers provides a competitive base compensation package and a bonus plan with a strong link to corporate performance objectives. Executive officers will be motivated through the program to enhance long-term shareholder value.

Elements of Compensation

Compensation Element	Link to Compensation Objectives	Link to Corporate Objectives
Base Salary or Consulting Fees	Attract and retain	Competitive pay ensures access to skilled employees and consultants necessary to achieve corporate objectives.
Bonus	Attract and retain

Bonus plans serve to focus employees’ efforts on key objectives, increase employee motivation by establishing a clear link between pay and performance and support stakeholder ideals by allowing employees to share in the success of the business.

Options	Motivate and reward, align interests with shareholders	Long-term incentives motivate and reward employees and consultants to increase shareholder value by the achievement of long-term corporate strategies and objectives.

As the Corporation is in the development stage, it cannot staff every function that would be in place in a more mature, profitable corporation. Nevertheless, the Corporation also requires access to a similar range of expertise and hands-on capabilities. Therefore, the Corporation makes use of consultants, typically on a part-time basis. All consultants must enter into a confidential disclosure agreement with the Corporation. The specific terms of each consulting engagement differ as to the consultant’s time commitment to the Corporation and the compensation rate paid to the consultant. Industry consultant compensation norms, consultant capabilities, and the Corporation’s needs are the key factors when determining appropriate consultant compensation.

The Corporation provides executive officers with base salaries providing their minimum compensation for services rendered during a financial year. NEOs’ base compensation depends on the scope of their experience, responsibilities, performance, length of service, general industry trends and practices, competitiveness, and the Corporation’s existing financial resources. Base salaries are reviewed annually by the Board.

The Corporation provides its executive officers and employees, with a performance bonus which all or a portion is based on the the attainment of the Corporation’s goals ( “Corporate Goals”) as determined annually by the Board. As of December 31, 2024, the potential annual bonuses available to NEOs were: Michael Kelly (CEO) 50%, William Adams (CFO) 30% and Daniel Mikol (CMO) 30%. Achievement of the Corporate Goals comprised the entirety of Michael Kelly’s (CEO) annual performance bonus award opportunity. For all other executive officers, 75% of their performance bonus award opportunity is comprised by the achievement of Corporate Goals. The relative weighting of Corporate Goals in determining performance bonuses is reviewed annually and adjusted as necessary or appropriate.

In April 2024, the Board of Directors approved the Corporate Goals for our 2024 performance-based cash bonuses. The Corporate Goals were based on the achievement of clinical, preclinical, and regulatory objectives, including the achievement of enrollment objectives in our Phase 1b/2a clinical trial, advancement of preclinical initiatives for NVG-300, and the adequate supply of drug product for both clinical and preclinical initiatives. In February 2025, our Compensation Committee, with input from the Board and management, evaluated the accomplishment and performance of the Corporation relative to these 2024 Corporate Goals. Our Compensation Committee considered our achievements of the clinical goals as the highest weighting, followed by preclinical and regulatory objectives listed above. In addition, our Compensation Committee also reviewed and determined that a number of additional corporate achievements outside of the specified Corporate Goals were successfully completed during the year, including, progress in other key development activities for NVG-291 and NVG-300, the successful completion of a significant capital raise, and expanding the capabilities of the organization through successful talent acquisition. Our Compensation Committee determined that, in aggregate, the Corporate Goals were achieved at 80% of target levels.

The grant of Options pursuant to the Stock Option Plan has been an integral component of the compensation arrangements of the executive officers of the Corporation, and the Corporation expects this to continue. The Board believes that the grant of stock options to executive officers and Common Share ownership by such officers motivates such officers to strive towards achievement of the Corporation’s long-term strategic objectives, which will benefit all shareholders. Options will be awarded based on determinations by the Board. Decisions with respect to Option grants will be based upon the individual’s level of responsibility and their contribution towards the Corporation’s goals and objectives and may be awarded in recognition of the achievement of a particular goal or extraordinary service. The Board will consider the overall number of Options that are outstanding relative to the number of outstanding Common Shares in determining whether to make any new grants of Options and the size of such grants.

Although the Board considers general industry trends and practices in determining NEO compensation, a specific peer group was not used to determine NEO compensation during the year ended December 31, 2024.

Risk Assessment

In carrying out its mandate, the Board from time to time reviews the risk implications of the Corporation’s compensation policies and practices, including those applicable to the NEOs. This review of the risk implications ensures that the compensation plans, in their design, structure and application have a clear link between pay and performance and do not encourage excessive risk taking. Key considerations regarding risk management include the following:

a)	design of a compensation program to ensure all executives are compensated equally based on the same or, depending on the mandate and term of appointment of a particular executive, substantially equivalent performance goals;

b)	a balance of short-term performance incentives with equity-based awards that vest over time;

c)	ensuring that the overall expense to the Corporation of the compensation program does not represent a disproportionate percentage of the Corporation’s annual budget or financial resources, after giving consideration to the development stage of the Corporation; and

d)	utilizing compensation policies that do not rely solely on the accomplishment of specific tasks without consideration to longer-term risks and objectives.

Hedging Policy

NEOs or directors are not permitted to purchase financial instruments that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by NEOs or directors, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date hereof, there is no indebtedness owing to the Corporation by any employees, officers, directors or Nominees of the Corporation (or any associate or affiliate thereof).

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set out herein, none of the persons who were directors or executive officers of the Corporation or a subsidiary of the Corporation at any time during the Corporation’s last financial year, the proposed nominees for election to the Board, any person or company who beneficially owns, directly or indirectly, or who exercises control or direction over (or a combination of both) more than 10% of the issued and outstanding common shares of the Corporation, nor any associate or affiliate of any such person, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction during the year ended December 31, 2024, or has any such interest in any proposed transaction, which has materially affected or would materially affect the Corporation.

MANAGEMENT CONTRACTS

The business of the Corporation is managed by its directors and officers and the Corporation has no management agreements with persons who are not officers or directors of the Corporation.

CORPORATE GOVERNANCE

General

Corporate governance refers to the policies and structure of the board of directors of a company, whose members are elected by and are accountable to the shareholders of the company. Corporate governance encourages establishing a reasonable degree of independence of the board of directors from executive management and the adoption of policies to ensure the board of directors recognizes the principles of good management. The Board of the Corporation is committed to sound corporate governance practices; as such practices are both in the interests of shareholders and help to contribute to effective and efficient decision-making.

The Board and management believe that the Corporation has a sound governance structure in place for both management and the Board. Of particular note, NervGen has established a written:

•	Mandate of the Board;

•	Charter for the Audit, Compensation, Nominating and Corporate Governance, Corporate Finance and Science Committees;

•	Disclosure and Trading Policy;

•	Code of Ethics; and

•	Whistleblower Policy

The Canadian Securities Administrators (the “CSA”) have adopted National Policy 58-201 - Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Corporation. In addition, the CSA have implemented National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58-101”), which prescribes certain disclosure by the Corporation of its corporate governance practices. This section sets out the Corporation’s approach to corporate governance and addresses the Corporation’s compliance with NI 58-101.

Board of Directors

Pursuant to NI 58-101, directors are considered to be independent if they have no direct or indirect material relationship with the Corporation. A “material relationship” is a relationship which could, in the Board’s view, be reasonably expected to interfere with the exercise of a director’s independent judgment.

The Board facilitates its independent supervision over management by having a majority of independent directors on both the Board and committees of the Board. The independent members of the Board, as of the date hereof, are: Krista L. McKerracher, John C. Thompson, Randall E. Kaye, Brian E. Bayley, Harold M. Punnett, John Ruffolo and Neil A. Klompas. Adam H. Rogers, Glenn A. Ives and Michael Kelly are not independent as they are either current or former executive officers of the Corporation. The mandate of the Board is to manage corporate governance matters pertaining to the business and affairs of the Corporation. In fulfilling its mandate, the Board as a whole oversees the development and application of policies regarding corporate governance, deals with corporate governance issues, and is responsible for:

a)	adopting a strategic planning process for the Corporation;

b)	understanding the principal risks of the Corporation’s business and ensuring the implementation of the appropriate systems to manage these risks;

c)	succession planning for the Corporation, including identifying, appointing, training and monitoring senior management;

d)	overseeing the integrity of the Corporation’s internal controls and management information systems; and

e)	maintaining a continuing dialogue with management in order to ensure the ability to respond to changes, both internal and external, which may affect the Corporation and its business operations from time to time.

In carrying out its mandate, the Board holds regular meetings, and has established an audit committee. The frequency of meetings, as well as the nature of the matters dealt with, will vary from year to year depending on the state of the Corporation’s business and the opportunities or risks, which the Corporation faces from time to time.

Directorships

The following table outlines other reporting issuers that Board members are directors of:

Name	Name of Reporting Issuer	Name of Exchange or Market
J. Craig Thompson	None	N/A

Krista L. McKerracher	None	N/A

Glenn A. Ives	Kinross Gold Corporation	TSX, NYSE
	Wheaton Precious Metals Corp.	TSE, LSE, NYSE

Brian E. Bayley	Monitor Ventures Inc.	NEX
	Cypress Hills Resource Corp.	NEX
	Jabbo Capital Corp.	TSXV
	Left Field Capital Corp.	TSXV

Randall E. Kaye	None	N/A

Harold M. Punnett	None	N/A

Adam H. Rogers	None	N/A

Gianni (John) Ruffolo	None	N/A

Michael Kelly	ARS Pharmaceuticals, Inc.	NASDAQ

Neil A. Klompas	None	N/A

Orientation and Continuing Education

Management will ensure that a new appointee to the Board receives the appropriate written materials to fully apprise him or her of the duties and responsibilities of a director pursuant to applicable law and policy. Each new director brings a different skill set and professional background, and with this information, the Board is able to determine what orientation to the nature and operations of the Corporation’s business will be necessary and relevant to each new director.

Ethical Business Conduct

The Board expects management to operate the business of the Corporation in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Corporation’s business plan and to meet performance objectives and goals. In addition, the Board must comply with conflict of interest provisions in Canadian corporate law, including relevant securities regulatory instruments, in order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

Nomination of Directors

Given the Corporation’s current stage of development and size, the Board is of the view that it functions effectively as a committee of the whole with respect to the nomination of directors. The entire Board will assess potential nominees with the recommendation of the Nominating and Corporate Governance Committee and take responsibility for selecting new directors. Any nominees are expected to be generally the result of recruitment efforts by the Board members, including both formal and informal discussions among Board members and the President of the Corporation.

The Corporation’s articles of incorporation include a provision requiring advance notice of the nomination of persons to act as directors of the Corporation. Under this provision, subject only to the Business Corporations Act (British Columbia), nominations of persons for election to the Board may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders if one of the purposes for which the special general meeting was called was the election of directors:

a)	by or at the direction of the Board including pursuant to a notice of meeting,

b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act (British Columbia) or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act (British Columbia) or

c)	by any person (a “Nominating Shareholder”) who

i.	at the close of business on the date of the giving of the notice of nomination and on the record date for notice of such meeting, is entered in the central securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and

ii.	complies with the notice procedures set out in the advance notice provision, including without limitation that such notice must be provided to the Corporation

A.	in the case of an annual general meeting of shareholders, not more than 60 days and not less than 35 days prior to the date of the annual general meeting of shareholders (but if the annual general meeting of shareholders is called for a date that is less than 50 days after the date on which the first public announcement of the date of the annual general meeting was made (the “Notice Date”), notice by the Nominating Shareholder may be made not later than the close of business on the 10th business day following the Notice Date); and

B.	in the case of a special meeting (which is not also an annual general meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th business day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

Compensation

For disclosure on what steps are taken to determine compensation for the directors and the CEO, including:

i.	who determines compensation; and

ii.	the process for determining compensation, see the above heading “Oversight and Description of Director and Named Executive Officer Compensation”.

Other Board Committees

The Board has established a Science Committee to assist the Board in ensuring that the Corporation’s research and development organization is optimized to support the strategic goals of the Corporation and to provide recommendations to the Board on key strategic and tactical issues related to the Corporation’s research and development activities. The Science Committee reviews and monitors the science, processes and procedures, and infrastructure underlying the Corporation’s major discovery and development programs.

The Board has established a Corporate Finance Committee to assist the Board in ensuring that the Corporation has the financial resources to execute its strategic plan. The Corporate Finance Committee provides advice, counsel and direction to management of the Corporation regarding capital and corporate financing, capital structure management, mergers, acquisitions, divestitures, other strategic investments and risk management.

Assessments

The Board annually reviews its own performance and effectiveness. The Nominating and Governance Committee has implemented a formal review process to regularly assess the Board, its committees and the individual directors with respect to their effectiveness and contributions. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of an individual director are informally monitored by the other Board members, having in mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.

The Board is of the view that the Corporation’s corporate governance practices are appropriate and effective for the Corporation, given its relatively small size and limited operations. The Corporation’s method of corporate governance allows for the Corporation to operate efficiently, with simple checks and balances that control and monitor management and corporate functions without excessive administrative burden.

Audit Committee

NI 51-102 requires the Corporation to disclose annually in its information circular certain information concerning the constitution of the audit committee and its relationship with its independent auditor, as set forth below.

Audit Committee Charter

The Audit Committee is governed by its charter. A copy of the text of the Audit Committee’s charter, established in accordance with National Instrument 52-110 – Audit Committees (“NI 52-110”), is set out in Appendix “B” to this circular.

Composition of the Audit Committee

The current members of the Audit Committee are all independent directors, namely: Neil A. Klompas (Chair), Brian E. Bayley, and Dr. Harold M. Punnett. The Audit Committee reviews the annual and quarterly financial statements of the Corporation and certain other public disclosure documents required by regulatory authorities and makes recommendations to the Board with respect thereto. The Audit Committee also reviews with the auditors and management the adequacy of the Corporation’s financial reporting and internal control procedures to ensure they are effective and appropriate. All members of the Audit Committee are considered to be financially literate within the meaning of NI 52-110.

Relevant Education and Experience

See disclosure under the above heading “Director Biographies”. All of the Audit Committee members are independent of management of the Corporation as required by the TSXV and each member is financially literate in that each has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements. Each individual has experience managing a company at an executive level and, in those roles, reviewing financial statements and reports. In addition to their experience as Executive Officers, each member of the Audit Committee has experience serving on public company Boards.

Audit Committee Oversight

The Audit Committee has not made any recommendations to the Board to nominate or compensate any auditor other than KPMG.

External Service Auditor Fees

The fees paid by the Corporation to its auditor in the last two financial years, by category, are as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	Securities Offerings Fees(4)	All Other Fees(5)
December 31, 2024	$258,140	Nil	$96,537	$115,951	Nil
December 31, 2023	$251,265	Nil	$119,673	Nil	Nil

Notes:

1.	“Audit Fees” include, where applicable, fees necessary to perform the annual audit and the quarterly review of the Corporation’s consolidated financial statements. Audit Fees include fees for the review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees include audit and other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
2.	“Audit Related Fees” include, where applicable, services that are traditionally performed by the auditor. These audit-related services include employee benefits audits, due diligence assistance, accounting consultants on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
3.	“Tax Fees” include, where applicable, fees for all tax services other than those included in “Audit Fees” and “Audit Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes Assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
4.	Fees pertain to services rendered in connection with securities offerings, including the review of preliminary and final short form prospectus and prospectus supplement.
5.	“All Other Fees” includes, where applicable, all other non-audit services.

The Corporation is relying upon the exemption in Section 6.1 of National Instrument 52-110 – Audit Committees.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is on www.sedarplus.ca. Financial information is provided in the Corporation’s comparative financial statements and management discussion and analysis, which is filed on www.sedarplus.ca. The Corporation will provide to any person or company, upon request to the Chief Financial Officer of the Corporation, one copy of the comparative financial statements of the Corporation filed with the applicable securities regulatory authorities for the Corporation’s most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor, related management’s discussion and analysis and any interim financial statements of the Corporation filed with the applicable securities regulatory authorities subsequent to the filing of the annual financial statements.

Copies of the above documents are available without charge to shareholders upon written request to the Corporation by emailing William Adams, CFO at badams@nervgen.com.

OTHER MATTERS

As of the date of this Circular, the Board and Management are not aware of any matters to come before the Meeting other than those matters specifically identified in the accompanying Notice of Meeting. However, if such other matters properly come before the Meeting or any adjournment(s) thereof, the persons designated in the accompanying form of proxy will vote thereon in accordance with their judgment, pursuant to the discretionary authority conferred by the form of proxy with respect to such matters.

BOARD APPROVAL

The contents of this Circular and its distribution to shareholders have been approved by the Board of Directors of the Corporation.

DATED this 2nd day of April, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

“Glenn Ives”
Glenn Ives
Chairperson

APPENDIX A

BLACKLINE COPY OF AMENDED AND RESTATED STOCK OPTION PLAN

NERVGEN PHARMA CORP.

AMENDED AND RESTATED STOCK OPTION PLAN

Effective January 2, 2019, as amended on September 5, 2019, September 30, 2020 September 9, 2021, September 28, 2022, April 6, 2023, May 17, 2023, June 4, 2024 and May 6, 2025.

1.	INTERPRETATION

1.1	Defined Terms - For the purposes of this Stock Option Plan, the following terms shall have the following meanings:

(a)	“Associate” shall have the meaning ascribed to such term in the TSX Venture Exchange Corporate Finance Manual, as amended from time to time.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“California Option” has the meaning ascribed to such term in Section 17 of this Plan.

(d)	“Change in Control” means:

(i)	a takeover bid (as defined in the British Columbia Securities Act), which is successful in acquiring a majority of the outstanding Shares;

(ii)	the election by the Shareholders of less than a majority of the individuals nominated for election as directors of the Corporation by management of the Corporation;

(iii)	the sale of all or substantially all the assets or business of the Corporation;

(iv)	the sale, exchange or other disposition by one or more Persons formerly controlling the Corporation of a majority of the outstanding Shares in a single or series of related transactions;

(v)	the dissolution of the Corporation’s business or the liquidation of its assets;

(vi)	a merger, amalgamation or arrangement of the Corporation in a transaction or series of transactions in which the Shareholders receive less than 51% of the outstanding shares of the new or continuing entity; or

(vii)	the acquisition, directly or indirectly, through one transaction or a series of transactions, by any Person, of an aggregate of more than 50% of the outstanding Shares.

(e)	“Committee” means the Compensation Committee appointed by the Board, or if no such committee is appointed, the Board itself.

(f)	“Consultant” has the meaning ascribed in NI 45-106 and, to the extent that the meaning ascribed to such term in the TSX Venture Exchange Corporate Finance Manual, as amended from time to time, is narrower or more restrictive in the Corporate Finance Manual, such narrower or more restrictive provisions in such definition shall apply.

(g)	“Corporation” means NervGen Pharma Corp., a company incorporated under the laws of British Columbia, Canada.

(h)	“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than six months which causes an individual to be unable to engage in any substantial gainful activity.

(i)	“Disinterested Shareholder Approval” means a resolution approved by a simple majority of the votes cast by the Shareholders at a meeting of Shareholders, excluding votes attaching to the Shares beneficially owned by Insiders of the Corporation to whom Options may be issued and Associates of those Persons.

(j)	“Effective Date” means the effective date of this Plan.

(k)	“Eligible Persons” means an employee, Executive Officer or director of or Consultant to the Corporation or any Subsidiary.

(l)	“Exchange Hold Period” means a four month resale restriction period imposed by the TSX Venture Exchange.

(m)	“Executive Officer” has the meaning ascribed to such term in NI 45-106.

(n)	“Fair Market Value” as of a given date means, where the Shares:

(i)	are listed for trading on a stock exchange or over the counter market, the last closing price of a board lot of the Shares before such date on the stock exchange or over the counter market which is the principal trading market for the Shares, as may be determined for such purpose by the Committee; and

(ii)	are not so listed for trading, the fair market value of the Shares on such date as determined by the Committee in good faith.

(o)	“Grant Date” means the date on which a grant of an Option becomes effective by the Corporation completing the actions necessary to grant the Option and creating a legally binding right in the Optionee, including specifying the Optionee, the number of Shares subject to the Option granted to such Optionee, and the Option Price of such Option.

(p)	“Guardian” means the guardian, if any, appointed for an Optionee.

(q)	“Insider” shall have the meaning ascribed to such term in the British Columbia Securities Act, as amended from time to time.

(r)	“Investor Relations Activities” has the meaning ascribed in NI 45-106 and, to the extent that the meaning ascribed to such term in the TSX Venture Exchange Corporate Finance Manual, as amended from time to time, is narrower or more restrictive in the Corporate Finance Manual, such narrower or more restrictive provisions in such definition shall apply.

(s)	“NI 45-106” means National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators and all amendments thereto from time to time and any instrument which subsequently amends, replaces or supersedes NI 45-106.

(t)	“Option” means an option to purchase Shares granted pursuant to the terms of this Plan.

(u)	“Option Agreement” means the agreement entered into by the Optionee and the Corporation specifying the terms of the Option being granted to the Optionee under the Plan (i) in substantially the form attached as Exhibit A hereto, (ii) in the case of a U.S. Participant, in substantially the form attached as Exhibit B hereto, or (iii) in such other form as the Board or Committee may approve from time to time.

(v)	“Option Price” means the exercise price per Share for an Option which shall be expressed in Canadian funds or in the United States dollar equivalent thereof.

(w)	“Optionee” means a Person to whom an Option has been granted.

(x)	“Person” has the meaning ascribed to such term in NI 45-106 and, to the extent that the meaning ascribed to such term in the TSX Venture Exchange Corporate Finance Manual, as amended from time to time, is narrower or more restrictive in the Corporate Finance Manual, such narrower or more restrictive provisions in such definition shall apply.

(y)	“Plan” means this Stock Option Plan of the Corporation.

(z)	“Qualified Representative” means the executor or administrator of a deceased Optionee duly authorized or appointed by a court or public authority having jurisdiction to do so.

(aa)	“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, share distribution plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of Shares to any director, officer or employee of or Consultant to the Corporation or any of its subsidiaries, including a Share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise.

(bb)	“Shareholder” means a holder of Shares.

(cc)	“Shares” means the common shares in the capital of the Corporation.

(dd)	“Subsidiary” means a Person controlled by the Corporation directly, or indirectly through one or more intermediates, and more than 50% of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is owned by the Corporation and/or one or more of the Corporation’s other Subsidiaries.

(ee)	“Term” means the period of time during which an Option may be exercised.

(ff)	“U.S.” means the United States of America, its territories and possessions and the District of Columbia.

2.	STATEMENT OF PURPOSE

2.1	Principal Purposes - The principal purposes of the Plan are to:

(a)	provide the Corporation with the advantages of the incentive inherent in share ownership on the part of those responsible for the continued success of the Corporation;

(b)	create in those individuals a proprietary interest in, and a greater concern for, the welfare and success of the Corporation; to encourage such individuals to remain with the Corporation; and

(c)	attract new talent to the Corporation.

2.2	Benefit to Shareholders - The Plan is expected to benefit Shareholders by enabling the Corporation to attract and retain personnel of the highest caliber by offering such personnel an opportunity to share in any increase in value of the Shares resulting from their efforts.

3.	ADMINISTRATION

3.1	Board or Committee - Subject to the direction of the Board, the Plan shall be administered by the Committee.

3.2	Appointment of Committee - The Committee shall administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. The Committee shall continue to administer the Plan until otherwise directed by the Board.

3.3	Quorum and Voting – Notwithstanding the provisions of the Committee’s Charter or any resolution of the Board respecting the Committee, for the purposes of this Plan:

(a)	a majority of the members of the Committee shall constitute a quorum;

(b)	subject to the limitations in this Section 3, all actions of the Committee arising at any meeting shall be decided by a majority of votes; and

(c)	no member of the Committee who is a director of the Corporation or a Subsidiary to whom an Option may be granted may participate in the decision to grant such Option (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee in which action is taken with respect to the granting of an Option to him or her).

3.4	Powers of Committee - Notwithstanding the provisions of the Committee’s Charter or any resolution of the Board respecting the Committee, the Committee shall have the following authority in respect of the Plan:

(a)	to administer the Plan in accordance with its terms;

(b)	to determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Shares;

(c)	to correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(d)	to prescribe, amend and rescind the rules and regulations relating to the administration of the Plan;

(e)	to determine the duration and purpose of leaves of absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan;

(f)	with respect to the granting of Options, to make recommendations to the Board as to:

(i)	the Eligible Persons to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

(ii)	the terms and provisions of the Option Agreement which shall be entered into with each Optionee (which need not be identical with the terms of any other Option Agreement);

(iii)	amending the terms and provisions of an Option Agreement, provided it obtains:

(A)	the consent of the Optionee; and

(B)	the approval of any stock exchange on which the Corporation is listed, where required,

(iv)	when Options shall be granted;

(v)	the number of Shares subject to each Option; and

(vi)	the vesting schedule, if any, for the exercise of such Option; and

(g)	to make other determinations necessary or advisable for administration of the Plan.

3.5	Approvals - The Corporation will use commercially reasonable efforts to obtain any regulatory or Shareholder approvals which may be required pursuant to applicable securities laws or the rules of any stock exchange or over the counter market on which the Shares are listed.

3.6	Administration by Committee - All determinations made by the Committee in good faith with respect to matters referred to in Section 3.4 shall be final, conclusive and binding upon all Eligible Persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee’s administration of the Plan shall in all respects be consistent with the policies and rules of any stock exchange or over the counter market on which the Shares are listed.

4.	ELIGIBILITY

4.1	Eligibility for Options - Options shall be the only awards issuable under the Plan and may only be granted to Eligible Persons.

4.2	Limitations - The grant of Options under the Plan is subject to the following limitations:

(a)	the number of Shares reserved for issuance to any one Optionee pursuant to Options in any 12 month period, when aggregated with all Shares reserved for issuance to such Optionee under every other Share Compensation Arrangement, shall not exceed 5% of the outstanding Shares at the Grant Date unless the Corporation has obtained Disinterested Shareholder Approval;

(b)	the aggregate number of Shares reserved for issuance to any one Consultant pursuant to Options in any 12 month period, when aggregated with all Shares reserved for issuance to such Consultant under every other Share Compensation Arrangement, shall not exceed 2% of the outstanding Shares at the Grant Date;

(c)	the aggregate number of Shares reserved for issuance to Persons employed in Investor Relations Activities pursuant to Options shall not exceed 2% of the outstanding Shares in any 12 month period calculated at the Grant Date and Options granted to Persons employed in Investor Relations Activities must contain vesting provisions such that the vesting occurs no earlier than over at least 12 months such that no more than one quarter of Options vest in each of the three, six, nine and twelve-month periods following the Grant Date;

(d)	Disinterested Shareholder Approval will be required if there is a grant of Options to Insiders of the Corporation within a 12 month period which, when the Shares issuable under such Options are aggregated with all Shares reserved for issuance to Insiders of the Corporation under every other Share Compensation Arrangement, exceeds 10% of the issued Shares;

(e)	a press release is required at the time of grant or amendment of Options to Insiders of the Corporation and Persons employed in Investor Relations Activities; and

(f)	all Options must be granted within the timeframe set forth in Section 12.3.

4.3	No Violation of Securities Laws - No Option shall be granted to any Optionee unless the Committee has determined that the grant of such Option will not violate the securities law of the jurisdiction in which the Corporation and the Optionee reside.

4.4	Inducement Grants – For the purposes of this Plan, “Share Compensation Arrangement” shall not include any Share or Share-based compensation granted to a person not previously employed by, and not previously an Insider of, the Corporation as an inducement pursuant to Section 6.4 of Policy 4.4 of the TSX Venture Exchange Corporate Finance Manual.

5.	SHARES SUBJECT TO THE PLAN

5.1	Number of Shares - The Board, based on recommendations by the Committee, may grant Options under the Plan from time to time to purchase, when aggregated with all Shares reserved for issuance under every other Share Compensation Arrangement, an aggregate of ~~13,985,529~~14,197,529 Shares. Such maximum number of Shares issuable under the Plan shall be made available from authorized, but unissued, Shares. The maximum number of Shares issuable under the Plan shall be adjusted, where necessary, to take account of the events referred to in Section 10 hereof.

5.2	Expiry of Option - If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

5.3	Reservation of Shares - The Corporation will at all times reserve for issuance and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

6.	OPTION TERMS

6.1	Option Agreement - With respect to each Option granted to an Optionee, the following terms shall be specified in the Option Agreement between the Corporation and the Optionee:

(a)	the number of Shares subject to purchase pursuant to such Option;

(b)	the Grant Date;

(c)	the Term, provided that the length of the Term shall in no event be greater than 10 years following the Grant Date;

(d)	the Option Price, provided that the Option Price shall not be less than the Fair Market Value of the Shares on the Grant Date;

(e)	any vesting schedule upon which the exercise of an Option is contingent;

(f)	if the Optionee is an employee or Consultant, a representation by the Corporation and the Optionee that the Optionee is a bona fide employee or Consultant, as the case may be, of the Corporation or a Subsidiary; and

(g)	such other terms and conditions as the Committee deems advisable and are consistent with the purposes of this Plan.

6.2	Hold Period – An Exchange Hold Period is required, commencing on the Grant Date, for Options granted to Insiders or Consultants of the Corporation or Options granted at any discount to Fair Market Value on the Grant Date.

6.3	Vesting Schedule - The Board, taking into account the recommendations of the Committee, shall have complete discretion to set the terms of any vesting schedule for each Option granted, including, without limitation, discretion to permit:

(a)	partial vesting in stated percentage amounts based on the Term of such Option; and

(b)	full vesting after a stated period of time has passed from the Grant Date; provided that the vesting period for an Option shall be in accordance with the policies of the TSX Venture Exchange at the Grant Date.

6.4	Amendments to Options - Amendments to the terms of previously granted Options are subject to all required regulatory approvals. Disinterested Shareholder Approval shall be required for any reduction in the Option Price or extension of the Term of a previously granted Option if the Optionee is an Insider of the Corporation at the time of the proposed reduction in the Option Price or extension of the Term.

6.5	Amendment of Expiration of Term of Option During Black Out Period - Notwithstanding the provisions of Subsection 6.1(c) or the date of expiration of the Term determined in accordance with this Plan (“Fixed Term”), but subject to the limitations set forth in Section 17.1, if the Fixed Term expiration date falls within a black out period imposed on the Optionee by the Corporation, then the Fixed Term expiration date is extended to the close of business on the 10th business day after the end of such black out period by the Corporation, without being subject to Board or Committee discretion.

6.6	Uniformity - Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

7.	EXERCISE OF OPTION

7.1	Method of Exercise - Subject to any limitations or conditions imposed upon an Optionee pursuant to the Option Agreement or Section 6 hereof, an Optionee may exercise an Option by giving written notice thereof to the Corporation at its principal place of business. Options may not be exercised during a black out period unless the Committee determines otherwise.

7.2	Compliance with U.S. Securities Laws - As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the Shares are being purchased only for investment and without any then-present intention to sell or distribute such Shares. A stop-transfer order against such Shares may be placed on the central securities register of the Corporation, and a legend indicating that the Shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable U.S. federal and state securities laws may be endorsed on the certificates representing such Shares to ensure an exemption from registration. The Committee also may require such other documentation as may from time to time be necessary to comply with U.S. federal and state securities laws. The Corporation has no obligation to undertake registration of Options or the Shares issuable upon the exercise of the Options.

7.3	Payment of Option Price - The notice described in Section 7.1 shall be accompanied by full payment of the aggregate Option Price to the extent the Option is so exercised. Such payment shall be in lawful money (Canadian funds) by certified cheque, wire transfer or bank order.

7.4	Issuance of Certificates - As soon as practicable after exercise of an Option, the Corporation shall issue a certificate or certificates evidencing the Shares with respect to which the Option has been exercised. Until the issuance of such certificate or certificates, no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the certificate is issued, except as provided by Section 10 hereof.

8.	TRANSFERABILITY OF OPTIONS

8.1	Non-Transferable - Except as provided otherwise in this Section 8, or by applicable securities laws, Options are non-assignable and non-transferable and during an Optionee’s lifetime may only be exercised by the Optionee.

8.2	Death of Optionee - If an Optionee dies, any Options held by such Optionee shall thereafter be exercisable, to the extent exercisable, up to one year from the date of the Optionee’s death, by the Qualified Representative.

8.3	Disability of Optionee - If the employment of an Optionee as an employee of or Consultant to the Corporation or any Subsidiary or the position of an Optionee as a director or Executive Officer of the Corporation or any Subsidiary, is terminated by reason of such Optionee’s Disability, and a Guardian has been appointed with respect to such Optionee, any Option held by such Optionee shall be exercisable, to the extent exercisable, by such Optionee, or on behalf of such Optionee by his Guardian.

8.4	Unanimous Agreement - If two or more Persons constitute the Qualified Representative or the Guardian of an Optionee, the rights of such Qualified Representative or such Guardian shall be exercisable only upon the unanimous agreement of such Persons.

9.	TERMINATION OF OPTIONS

9.1	Termination of Options - To the extent not earlier exercised or terminated in accordance with Section 8 above, an Option shall terminate at the earliest of the following dates:

(a)	the expiry date specified for such Option in the Option Agreement;

(b)	where the Optionee’s position as an employee, a director or an Executive Officer of or a Consultant to the Corporation or any Subsidiary is terminated for just cause, the date of such termination for just cause;

(c)	where the Optionee’s position as an employee, a director or an Executive Officer of or a Consultant to the Corporation or any Subsidiary (other than a Person employed to provide Investor Relations Activities), terminates for a reason other than the Optionee’s death, or termination for just cause, 90 days after such date of termination, or in the case of a person employed to provide Investor Relations Activities, 30 days after such termination but:

(i)	if an Optionee’s position changes from one of the said categories to another category, such change shall not constitute termination for the purpose of this Subsection 9.1(c);

(ii)	upon the Optionee, or Guardian of an Optionee, as applicable, making written application to the Board or the Committee and receiving the written consent of the Board or the Committee, which consent may be given at the discretion of the Board or the Committee, at such later date as determined by the Board or the Committee which must be no later than the original expiry date of such Option when it was granted and the first anniversary of the Optionee’s termination; and

(d)	the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of Section 8.1 above.

9.2	Vesting - Subject to the Board’s right under Section 10.4, if an Optionee is terminated in circumstances described in Subsection 9.1(c), then:

(a)	any Options granted to such Optionee prior to June 4, 2024 shall, during the 90 day or 30 day period (as applicable) prior to the termination of the Option, continue to vest in accordance with any vesting schedule to which such Option is subject; and

(b)	any Options granted to such Optionee on or after June 4, 2024 that remain unvested as of the date of the Optionee’s termination shall be immediately cancelled.

9.3	Deemed Non-Interruption of Employment - Employment or engagement shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee’s right to reemployment with the Corporation or any Subsidiary is guaranteed either by statute or has been agreed upon by contract. If the period of such leave exceeds 90 days and the Optionee’s reemployment is not so guaranteed or agreed upon by contract, then his or her employment shall be deemed to have terminated on the 91st day of such leave.

9.4	Lapsed Options - If Options expire or are surrendered or otherwise terminated without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such Options. If an Option has been surrendered and a new Option has been granted to the same Optionee on different terms than the surrendered Option, then the new Option is subject to acceptance by the TSX Venture Exchange, if applicable.

10.	ADJUSTMENTS TO OPTIONS

10.1	Alteration in Capital Structure - If there is a material alteration in the capital structure of the Corporation resulting from a share subdivision or consolidation, recapitalization, stock dividend, combination, reclassification or otherwise, or other distribution of the Corporation’s equity securities without the receipt of consideration by the Corporation, the Committee shall make, subject to prior TSX Venture Exchange acceptance if applicable, such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of the holder of each such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Corporation covered by such Options; and

(b)	a change in the Option Price payable but the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per Share and the number of Shares subject thereto.

For purposes of this Section 10.1, neither (i) the issuance of additional Shares in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of the Corporation into Shares shall be deemed to be material alterations of the capital structure of the Corporation.

10.2	Corporate Reorganization - In the event of a reorganization as defined in this Section 10.2 in which the Corporation is not the surviving or acquiring corporation, or in which the Corporation is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization, any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such reorganization if the Optionee had exercised his Option immediately prior to the record date applicable to such reorganization, and the Option Price shall be adjusted proportionately by the Board and such adjustment shall be binding for all purposes of the Plan, subject to prior TSX-Venture Exchange acceptance. For purposes of this Section 10.2, “reorganization” shall mean any statutory merger, plan of arrangement, statutory consolidation, sale of all or substantially all of the assets of the Corporation, or sale, pursuant to an agreement with the Corporation, of securities of the Corporation pursuant to which the Corporation is or becomes a wholly-owned subsidiary of another company after the effective date of the reorganization.

10.3	Acceleration on Change of Control - Upon a Change in Control, all Options shall become immediately exercisable, subject to prior written approval of the TSXV if applicable, notwithstanding any contingent vesting provisions to which such Options may have otherwise been subject. To the extent possible, the Committee shall give notice to Optionees of a Change in Control not less than 30 days in advance thereof.

10.4	Acceleration of Date of Exercise - The Board, on the recommendation of the Committee, subject to prior written approval of the TSXV if applicable, shall have the right to accelerate the date of vesting of any installment of any Option which remains unvested.

10.5	Determinations to be Made - Adjustments and determinations under this Section 10 shall be made by the Board, on the recommendation of the Committee, and the Board’s decisions as to the adjustments or determinations which shall be made, and the extent thereof, shall be final, binding, and conclusive.

10.6	Effect of a Take-over - If a bona fide offer (the “Offer”) for Shares is made to an Optionee or to Shareholders generally or to a class of Shareholders which includes the Optionee, which Offer constitutes a take-over bid within the meaning of section 92 of the British Columbia Securities Act, as amended from time to time, the Corporation shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon any Option held by an Optionee may be conditionally exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) to the Offer conditioned upon completion of the Offer within the specified time. If:

(a)	the Offer is not completed within the time specified therein; or

(b)	all of the Optioned Shares tendered by the Optionee pursuant to the Offer are not taken up and paid for by the offeror pursuant thereto;

the Optioned Shares or, in the case of clause (b) above, the Optioned Shares that are not taken up and paid for, may be returned by the Optionee to the Corporation and reinstated as authorized but unissued shares and with respect to such returned Optioned Shares, the Option shall be reinstated as if it had not been exercised. If any Optioned Shares are returned to the Corporation under this Section, the Corporation shall refund the aggregate Option Price to the Optionee paid for such Optioned Shares.

11.	TERMS AND CONDITIONS OF OPTIONS GRANTED TO U.S. PARTICIPANTS

11.1	This Section 11 applies only to U.S. Participants. In this Section 11, the following words and phrases shall have the following meanings:

(a)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(b)	“Disability” means, with respect to any U.S. Participant, that such U.S. Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months. The preceding definition of the term “Disability” is intended to comply with, and will be interpreted consistently with, Sections 22(e)(3) and 422(c)(6) of the Code.

(c)	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” pursuant to section 422 of the Code.

(d)	“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

(e)	“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if at the time of granting the option, each of the corporations other than the Corporation owns shares possessing 50% or more of the combined voting power of all classes of shares in one of the other corporations in such chain. The preceding definition of the term “Parent” is intended to comply with, and will be interpreted consistently with, section 424(f) of the Code.

(f)	“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if at the time of granting the option, each corporation (other than the last corporation) in such chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The preceding definition of the term “Subsidiary” is intended to comply with, and will be interpreted consistently with, section 424(f) of the Code.

(g)	“U.S. Employee” means an individual who is an employee of the Corporation (or of any Subsidiary) for purposes of section 422 of the Code.

(h)	“U.S. Participant” means an Optionee who is a citizen of the United States or a resident of the United States, in each case as defined in section 7701(a)(30)(A) and section 7701(b)(1)of the Code, and such other Optionees to the extent their Options awarded under the Plan are subject to U.S. federal income tax under the Code.

(i)	“10% Shareholder” means any Person who owns, taking into account the constructive ownership rules set forth in section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Corporation (or of any Parent or Subsidiary).

11.2	Notwithstanding any other provision of this Plan to the contrary, the aggregate number of Shares available for Incentive Stock Options shall not exceed ~~13,985,529~~14,197,529 Shares, subject to adjustment pursuant to Section 10 of this Plan and subject to the provisions of sections 422 and 424 of the Code.

11.3	Each Option Agreement with respect to an Option granted to a U.S. Participant shall specify whether the related Option is an Incentive Stock Option or a Non-qualified Stock Option. If no such specification is made in an Option Agreement, the related Option will be a Non-qualified Stock Option.

11.4	Except as otherwise provided in this Section 11.4, the Option Price will be not less than 100% of the Fair Market Value of a Share on the applicable Grant Date but (i) the Board may designate an Option Price below the Fair Market Value of a Share on the Grant Date if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or a Subsidiary if the number of Shares covered by the Option and the Option Price are proportionately adjusted in a manner compliant with the Treasury Regulations issued under Section 409A of the Code; and (ii) the Board may grant an Option with the Option Price less than 100% of the Fair Market Value on the applicable Grant Date if such Option otherwise qualifies for exemption from Section 409A of the Code.

11.5	In addition to the other terms and conditions of this Plan (and notwithstanding any other term or condition of this Plan to the contrary), the following limitations and requirements will apply to an Incentive Stock Option:

(a)	An Incentive Stock Option may be granted only to a U.S. Employee.

(b)	The aggregate Fair Market Value of the Shares (determined as of the applicable Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (pursuant to this Plan and all other plans of the Corporation and of any Parent or Subsidiary) will not exceed US$ 100,000 or any other limitation subsequently set forth in section 422(d) of the Code. To the extent that such limitation is exceeded, the options in excess of such limitation will be treated as Non-qualified Stock Options.

(c)	The Option Price payable upon exercise of an Incentive Stock Option will be not less than 100% of the Fair Market Value of a Share on the applicable Grant Date but the Option Price payable upon exercise of an Incentive Stock Option granted to a U.S. Participant who is a 10% Shareholder on the applicable Grant Date will be not less than 110% of the Fair Market Value of a Share on the applicable Grant Date. Notwithstanding the foregoing, the Board may designate an Option Price below Fair Market Value of a Share on the Grant Date (or 110% of the Fair Market Value on the Grant Date, as applicable) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Corporation or a Subsidiary if the number of Shares covered by the Option and the Option Price are proportionately adjusted in a manner compliant with the Treasury Regulations issued under Section 424 of the Code.

(d)	No Incentive Stock Option may be granted more than 10 years after the earlier of (i) the date on which the Board adopts the most recent amendment and restatement of the Plan or (ii) the date on which the Shareholders approve such most recent amendment and restatement of the Plan.

(e)	An Incentive Stock Option will terminate and no longer be exercisable no later than the earlier of the term set by the Board and 10 years after the applicable Grant Date (or if the Optionee is a 10% Shareholder, five years after the applicable Grant Date).

(f)	If a U.S. Participant has been granted an Incentive Stock Option and ceases to be a U.S. Employee, then, to retain its status as an Incentive Stock Option for U.S. federal tax purposes such Option must be exercised within the time limits set forth below. Failure to exercise such Incentive Stock Options within the following time limits will result in the Option ceasing to be an Incentive Stock Option. The limitations below are not intended to extend the Term as set forth in the applicable Option Certificate. The limitations below merely reflect the period during which an Option intended to be an Incentive Stock Option must be exercised (assuming it otherwise could be exercised during such period) in order retain Incentive Stock Option tax treatment.

(i)	To retain its Incentive Stock Option status, an Incentive Stock Option of a U.S. Participant who ceases to be a U.S. Employee due to death must be exercised (to the extent such Incentive Stock Option was exercisable on the date of death) by the Qualified Representative of such U.S. Participant within one year following the date of death (but in no event beyond the Term of such Incentive Stock Option).

(ii)	To retain its Incentive Stock Option status, an Incentive Stock Option of a U.S. Participant who ceases to be a U.S. Employee due to Disability must be exercised (to the extent such Incentive Stock Option was exercisable on the date of termination due to Disability) by such U.S. Participant (or the U.S. Participant’s Guardian) within one year following the date of termination due to Disability (but in no event beyond the term of such Incentive Stock Option).

(iii)	To retain its Incentive Stock Option status, an Incentive Stock Option of a U.S. Participant who ceases to be a U.S. Employee for any reason other than the death or Disability of such U.S. Participant or termination for Cause, such Incentive Stock Option must be exercised (to the extent such Incentive Stock Option was exercisable on the date of termination) by such U.S. Participant within three months following the date of termination (but in no event beyond the term of such Incentive Stock Option).

If an Incentive Stock Option ceases to be an Incentive Stock Option by virtue of failure to timely exercise the Option as described above, but the Option remains exercisable pursuant to its terms, the Option will be treated as a Non-qualified Stock Option and the provisions set forth in the Plan or the Option Agreement will apply with respect to the period during which the Option may be exercised.

For purposes of this Subsection 11.5(f), the employment of a U.S. Participant holding an Incentive Stock Option will not be considered interrupted or terminated upon (a) sick leave, military leave or any other leave of absence approved by the Corporation that does not exceed 90 days in the aggregate but if re-employment upon the expiration of any such leave is guaranteed by contract or applicable law, such 90 day limitation will not apply, or (b) a transfer from one office of the Corporation (or of any Parent or Subsidiary) to another office of the Corporation (or of any Parent or Subsidiary) or a transfer between the Corporation and any Parent or Subsidiary.

For greater clarity, under no circumstances shall the above limitations with respect to the period of time in which an Incentive Stock Option must be exercised to retain its status as an Incentive Stock Option be construed to extend the time during which an Option may be exercised pursuant to its terms as set forth in the Plan or applicable Option Agreement.

(g)	An Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant’s lifetime only by such U.S. Participant.

(h)	An Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned, pledged, hypothecated or otherwise disposed of by such U.S. Participant, except by will or by the laws of descent and distribution.

11.6	If this Plan is not approved by the Shareholders as required by Section 422 of the Code within 12 months after the date on which this Plan is adopted by the Board, any Incentive Stock Option granted under this Plan will automatically be deemed to be a Non-qualified Stock Option.

11.7	Any adjustment, amendment or termination of outstanding Options granted to U.S. Participants will occur only if such actions are undertaken in accordance with Code Section 409A on a basis consistent with the regulations thereunder.

12.	APPROVALS, TERMINATION AND AMENDMENT OF PLAN

12.1	Power to Terminate or Amend Plan - Subject to the approval of any stock exchange on which the Corporation’s securities are listed, the Board may terminate, suspend or amend the terms of the Plan but, except as provided in Section 10 above, and as long as the Corporation is a “reporting issuer” under the securities laws of any jurisdiction in Canada, the Board may not do any of the following without obtaining, within 12 months either before or after the Board’s adoption of a resolution authorizing such action, approval (“Shareholder Approval”) by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws, and, where required, by way of Disinterested Shareholder Approval:

(a)	increase the aggregate number of Shares which may be issued under the Plan;

(b)	materially modify the requirements as to eligibility for participation in the Plan; or

(c)	materially increase the benefits accruing to participants under the Plan.

However, the Board may amend the terms of the Plan or of an Option granted under the Plan where permitted under the rules of any applicable regulatory authority without obtaining Shareholder Approval to such amendment in circumstances other than as set forth above, including but not limited to:

(d)	amendments of a housekeeping nature to the Plan;

(e)	a change to the vesting provisions of an Option or the Plan, subject to prior written approval of the TSXV if applicable; and

(f)	a change to the termination provisions of an Option which does not entail an extension beyond the original expiry date of the Option.

12.2	No Grant During Suspension of Plan - No Option may be granted during any suspension, or after termination, of the Plan. Amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

12.3	No Options Granted After 10 Years – No Option may be granted under this Plan after the date that is 10 years from the date the Plan is adopted by the Board or approved by the Shareholders, whichever is earlier.

13.	CONDITIONS PRECEDENT TO ISSUANCE OF SHARES

13.1	Compliance with Laws - Shares shall not be issued pursuant to the exercise of an Option unless the Shares are fully paid and non-assessable and the exercise of such Option and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933, as amended, any applicable provincial or state securities or corporate laws, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which such Shares may then be listed or otherwise traded.

13.2	Regulatory Approval to Issuance of Shares - The Corporation’s inability to obtain authority from any securities regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares issued under this Plan, shall relieve the Corporation of any liability with respect to the failure to issue or sell such Shares.

14.	USE OF PROCEEDS

14.1	Use of Proceeds - Proceeds from the sale of Shares pursuant to the Options granted and exercised under the Plan shall constitute general funds of the Corporation and shall be used for general corporate purposes.

15.	NOTICES

15.1	Notices - All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given, in which case notice shall be deemed to have been duly given on the date of such service; faxed or electronically transmitted, in which case notice shall be deemed to have been duly given on the date the facsimile or electronic transmission is sent; or mailed to the party to whom notice is to be given, by first class mail, registered or certified, return receipt requested, postage prepaid, and addressed to the party at his or its most recent known address, in which case such notice shall be deemed to have been duly given on the tenth postal delivery day following the date of such mailing.

16.	MISCELLANEOUS PROVISIONS

16.1	No Obligation to Exercise - Optionees shall be under no obligation to exercise Options granted under this Plan.

16.2	No Obligation to Retain Optionee - Nothing contained in this Plan shall obligate the Corporation or any Subsidiary to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Corporation or any Subsidiary to reduce such Optionee’s compensation.

16.3	Binding Agreement - The provisions of this Plan and the terms set out in each Option Agreement with an Optionee shall be binding upon such Optionee and the Qualified Representative or Guardian of such Optionee.

16.4	Use of Terms - Where the context so requires, references herein to the singular shall include the plural, and vice versa, and references to a particular gender shall include either or both genders.

16.5	Headings - The headings used in this Plan are for convenience of reference only and shall not in any way affect or be used in interpreting any of the provisions of this Plan.

16.6	No Representation or Warranty - The Corporation makes no representation or warranty as to the future market value of any Shares issued or issuable in accordance with the provisions of this Plan.

16.7	Governing Law - This Plan shall be governed by and construed in accordance with the laws of the Province of British Columbia.

16.8	Withholding - If the Corporation or any of its Subsidiaries, as applicable, shall be required to withhold any amounts by reason of any federal, provincial, state, local or other laws of any jurisdiction concerning taxes, social security contributions or other source deductions in respect of the issuance or delivery of the Options or Shares to the Optionee, the Corporation or the Subsidiary, as applicable, may deduct and withhold such amount or amounts from any payment made by the Corporation or a Subsidiary to such Optionee, whether or not such payment is made pursuant to this Plan. In addition, or as an alternative to such withholding from payments, the Corporation or a Subsidiary with a withholding obligation as described above may require an Optionee, as a condition of exercise of an Option, to pay to the Corporation or the Subsidiary, as the case may be, an amount equal to the total of the withholding obligation of the Corporation or Subsidiary in respect of the issuance or delivery of the Options or Shares to the Optionee, or to reimburse the Corporation or Subsidiary for such amount. Under no circumstances shall the Corporation of Subsidiary be responsible for funding the payment of any tax, social security contributions or other source deductions on behalf of the Optionee or for providing any tax advice to the Optionee.

17.	CALIFORNIA OPTIONS

Notwithstanding any other provision of this Plan, the provisions of this Section 17 shall apply to any Option granted or proposed to be granted to a Person in California, unless such Option is otherwise exempt from the applicable securities laws of California (a “California Option”).

17.1	Maximum Exercise Period - A California Option may not be exercised more than 10 years after the Grant Date.

17.2	Post-Termination Exercise Period – Unless employment is terminated for cause as defined by applicable law, the terms of the Plan or Option Agreement or a contract of employment, the right to exercise a California Option in the event of termination of employment of the Optionee, to the extent that the Optionee is entitled to exercise on the date employment terminates, continues until at least the earlier of the expiration of the Term of the California Option or:

(a)	at least six months from the date of termination, if termination was caused by death or disability; or

(b)	at least 30 days from the date of termination, if termination was caused by other than death or disability.

17.3	Shareholder Approval / Grant Limitations – The Corporation will not grant California Options unless:

(a)	the Corporation is a foreign private issuer, as defined by Rule 3b-4 of the Securities Exchange Act of 1934, as amended, on the Grant Date of the California Option, and the aggregate number of persons in California granted options under all option plans and agreements and issued securities under all purchase and bonus plans and agreements of the Corporation does not exceed 35; or

(b)	prior to or within 12 months of the granting of the first California Option under the Plan, the Plan is approved by a majority of the Corporation’s outstanding securities entitled to vote, not counting for the purpose of calculating such vote any securities issued upon exercise of Options granted in California.

EXHIBIT A

OPTION AGREEMENT

[The following legend is required in respect of Options granted to Insiders or Consultants of the Corporation or Options granted at any discount to Fair Market Value: Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until ●, 20● [four months and one day after the date of grant].

______________, 20__

[Name]

[Address]

Dear Optionee:

Re:      Grant of Stock Option to you by the Corporation

NervGen Pharma Corp. (the “Corporation”) hereby offers you a non-assignable option to purchase common shares in the capital of the Corporation pursuant to the Corporation’s Stock Option Plan (the “Plan”), a copy of which is enclosed with this Agreement. You and the Corporation confirm that you are a bona fide Director, Officer, Employee or Consultant, as defined in the Plan.

Your stock option is subject to the terms and conditions of the Plan, which are deemed to be incorporated in this Agreement, and to the following specific provisions:

Grant Date:	____________, 20__
Number of Shares:	_________________
Option Price:	C$ ____ per share
Expiry Time:	4:00 p.m. (Vancouver time) _____________, 20__
Vesting:	_________________

Subject to first vesting, your stock option may be exercised in whole or in part at any time before the Expiry Time by notice in writing to the Corporation. Such notice shall specify the number of shares with respect to which you are exercising your stock option and must be accompanied by a certified cheque, wire transfer or bank order in favour of the Corporation payable in Canadian funds in full payment of the Option Price for the number of shares then being purchased.

[The Corporation and the Optionee hereby certify that the Optionee is a bona fide employee or consultant of the Corporation [or subsidiary of the Corporation].]

There may be restrictions imposed under securities legislation of Canada and your country of residence on your ability to sell shares acquired on exercise of this stock option. If you are in doubt about the applicable requirements, you should consult a lawyer.

You acknowledge and consent to the Corporation:

(a)	collecting your personal information (“Personal Information”) for the purposes of this Agreement;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)	providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Industry Regulatory Organization of Canada (IIROC) or to give effect to this agreement any personal information provided by you.

You also acknowledge that you have been notified by the Corporation:

(a)	of the delivery of the Personal Information to all applicable securities regulatory authorities or regulators;

(b)	that the Personal Information is being collected by the securities regulatory authority or regulator under the authority granted in Canadian securities legislation for the purposes of the administration and enforcement of applicable Canadian securities legislation; and

(c)	of the contact information of the public official in each applicable Canadian jurisdiction who can answer questions about this indirect collection of Personal Information is set out in the attached schedule.

If you choose to accept this stock option, please sign in the space provided below.

NERVGEN PHARMA CORP.

Per:
Authorized Signatory

I hereby ACCEPT the above stock option and AGREE to the terms and conditions described above, including the terms and conditions of the Plan.

________________________________

Optionee’s Signature

Schedule

Contact Information of Public Officials Regarding Indirect Collection of Personal Information

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: 403-297-6454 Toll free in Canada: 1-877-355-0585

Facsimile: 403-297-2082

Public official contact regarding indirect collection of information:

FOIP Coordinator

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: 604-899-6854 Toll free in Canada: 1-800-373-6393

Facsimile: 604-899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information:

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: 204-945-2561

Toll free in Manitoba 1-800-655-5244

Facsimile: 204-945-0330

Public official contact regarding indirect collection of information: Director

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: 506-658-3060 Toll free in Canada: 1-866-933-2222

Facsimile: 506-658-3059

Email: info@fcnb.ca

Public official contact regarding indirect collection of information:

Chief Executive Officer and Privacy Officer

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700, Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: 709-729-4189 Facsimile: 709-729-6187

Public official contact regarding indirect collection of information: Superintendent of Securities

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Telephone: 867-767-9305 Facsimile: 867-873-0243

Public official contact regarding indirect collection of information: Superintendent of Securities

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: 902-424-7768 Facsimile: 902-424-4625

Public official contact regarding indirect collection of information: Executive Director

Government of Nunavut

Department of Justice

Legal Registries Division

P.O. Box 1000, Station 570

1st Floor, Brown Building

Iqaluit, Nunavut X0A 0H0

Telephone: 867-975-6590 Facsimile: 867-975-6594

Public official contact regarding indirect collection of information: Superintendent of Securities

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: 416-593- 8314 Toll free in Canada: 1-877-785-1555

Facsimile: 416-593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: 902-368-4569 Facsimile: 902-368-5283

Public official contact regarding indirect collection of information: Superintendent of Securities

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: 514-395-0337 or 1-877-525-0337

Facsimile: 514-864-6381

Email: financementdessocietes@lautorite.qc.ca

Public official contact regarding indirect collection of information: Secrétaire générale

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 – 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: 306-787-5842 Facsimile: 306-787-5899

Public official contact regarding indirect collection of information: Director

Government of Yukon

Department of Community Services

Office of the Superintendent of Securities

307 Black Street

Whitehorse, Yukon Y1A 2N1

Telephone: 867-667-5466 Facsimile: 867-393-6251

Email: securities@gov.yk.ca

Public official contact regarding indirect collection of information: Superintendent of Securities

EXHIBIT B

OPTION AGREEMENT

(U.S. Participant)

[The following legend is required in respect of Options granted to Insiders or Consultants of the Corporation or Options granted at any discount to Fair Market Value: Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until ●, 20● [four months and one day after the date of grant].]

______________, 20__

[Name]

[Address]

Dear Optionee:

Re:      Grant of Stock Option to you by the Corporation

NervGen Pharma Corp. (the “Corporation”) hereby offers you a non-assignable option to purchase common shares in the capital of the Corporation pursuant to the Corporation’s Stock Option Plan (the “Plan”), a copy of which is enclosed with this Agreement. You and the Corporation confirm that you are a bona fide Director, Officer, Employee or Consultant, as defined in the Plan.

Your stock option is subject to the terms and conditions of the Plan, which are deemed to be incorporated in this Agreement, and to the following specific provisions:

Grant Date:	____________, 20__
Number of Shares:	_________________
Option Price:	C$ ____ per share
Expiry Time:	4:00 p.m. (Vancouver time) _____________, 20__
Type of Option:	The Company intends for the Options granted under this Agreement to qualify as Incentive Stock Options (ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent permitted by law.
Vesting:	_________________

Subject to first vesting, your stock option may be exercised in whole or in part at any time before the Expiry Time by notice in writing to the Corporation. Such notice shall specify the number of shares with respect to which you are exercising your stock option and must be accompanied by a certified cheque, wire transfer or bank order in favour of the Corporation payable in Canadian funds in full payment of the Option Price for the number of shares then being purchased.

[The Corporation and the Optionee hereby certify that the Optionee is a bona fide employee or consultant of the Corporation [or subsidiary of the Corporation].]

There may be restrictions imposed under securities legislation of Canada and your country of residence on your ability to sell shares acquired on exercise of this stock option. If you are in doubt about the applicable requirements, you should consult a lawyer.

You hereby represent and warrant to, and covenant with, the Corporation (and it is a condition of exercising your stock option and the Corporation may require you to execute an instrument in a form acceptable to it confirming the following) that you are currently or at the time of exercise of the options in the U.S. or a U.S. resident, you:

(a)	understand and agree that the options and the underlying shares are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “U.S. Securities Act”);

(b)	will acquire any shares upon the exercise of your option as an investment and not with a view to distribution;

(c)	will not offer or sell or otherwise dispose of the shares unless the shares are subsequently registered under the U.S. Securities Act and applicable U.S. state securities laws or an exemption from registration is available;

(d)	consent to the placing of a restrictive legend on any share certificates issued to you or a stop transfer on any shares issued to you; and

(e)	acknowledge that securities laws applicable to you or the Corporation may require you to hold any shares issued to you for a certain period prior to resale thereof.

You acknowledge and consent to the Corporation:

(a)	collecting your personal information (“Personal Information”) for the purposes of this Agreement;

(b)	retaining the personal information for as long as permitted or required by applicable law or business practices; and

(c)	providing to various governmental and regulatory authorities, as may be required by applicable securities laws, stock exchange rules, and the rules of the Investment Industry Regulatory Organization of Canada (IIROC) or to give effect to this agreement any personal information provided by you.

You also acknowledge that you have been notified by the Corporation:

(a)	of the delivery of the Personal Information to all applicable securities regulatory authorities or regulators;

(b)	that the Personal Information is being collected by the securities regulatory authority or regulator under the authority granted in Canadian securities legislation for the purposes of the administration and enforcement of applicable Canadian securities legislation; and

(c)	that the contact information of the public official in British Columbia who can answer questions about this indirect collection of Personal Information is:

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: 604-899-6854 Toll free in Canada: 1-800-373-6393

Facsimile: 604-899-6581

Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

If you choose to accept this stock option, please sign in the space provided below.

NERVGEN PHARMA CORP.

Per:
Authorized Signatory

I hereby ACCEPT the above stock option and AGREE to the terms and conditions described above, including the terms and conditions of the Plan.

____________________________________

Optionee’s Signature

APPENDIX B

AUDIT COMMITTEE CHARTER

Effective September 26, 2018 and revised on February 23, 2022.

Purpose

The Audit Committee (the “Audit Committee”) assists the Board of Directors (the “Board”) of NervGen Pharma Corp. (“NervGen” or the “Company”) in fulfilling its oversight responsibilities in relation to the following:

i.	the integrity of the Company’s financial statements;

ii.	the Company’s compliance with legal and regulatory requirements;

iii.	the qualifications, independence and performance of the Company’s independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (the “External Auditors”);

iv.	the performance of the Company’s internal audit function; and

v.	the preparation of the report required by applicable securities regulators to be included in the Company’s annual proxy statement.

Composition and Process

(a)	The Audit Committee shall be composed of a minimum of three members of the Board of Directors, each of whom are independent. An independent director, as defined in National Instrument 52-110 - Audit Committees (“NI 52-110”), is a director who has no direct or indirect material relationship which could, in the view of the Company’s Board of Directors, be reasonably expected to interfere with the exercise of a member’s independent judgment or as otherwise determined to be independent in accordance with NI 52-110 or other applicable laws, regulations, rules and guidelines. The Board may remove members of the Audit Committee at any time, with or without cause.

(b)	Members shall serve one-year terms and may serve consecutive terms, which are encouraged to ensure continuity of experience. Resignation or removal of a Director from the Board, for whatever reason, shall automatically constitute resignation or removal, as applicable, from the Audit Committee. Vacancies, for whatever reason, may be filled only by the Board.

(c)	The chairperson (the “Chair”) shall be designated by the Board; provided, that if the Board does not so designate a Chair, the Audit Committee shall choose one of its members to be its Chair by majority vote.

(d)	All members of the Audit Committee shall be financially literate. Financial literacy is the ability to read and understand a balance sheet, income statement and cash flow statement that present a breadth and level of complexity comparable to the Company’s financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee may qualify as an “audit committee financial expert” under the rules promulgated by applicable securities regulations.

(e)	A member of the Audit Committee may not, other than as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company.

(f)	The Chairperson shall, in consultation with management and the external auditor and internal auditor (if any), establish the agenda for the meetings and ensure that properly prepared agenda materials are circulated to the members with sufficient time for study prior to the meeting. The external auditor will also receive notice of all meetings of the Audit Committee. The Audit Committee may employ a list of prepared questions and considerations as a portion of its review and assessment process.

(g)	The Audit Committee shall meet as often as it deems appropriate, but no less frequently than quarterly. A quorum at meetings of the Audit Committee shall be a majority of its members. The Audit Committee may hold its meetings, and members of the Audit Committee may attend meetings, by telephone conference or other electronic means if this is deemed appropriate. In lieu of a meeting, the Audit Committee may act by unanimous written consent in accordance with the Company’s articles of incorporation.

(h)	The minutes of the Audit Committee meetings shall accurately record the decisions reached and shall be distributed to Audit Committee members with copies to the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the external auditor.

(i)	The Audit Committee reviews, prior to their presentation to the Board of Directors and their release, all material financial information required by securities legislation and policies.

(j)	The Audit Committee enquires about potential claims, assessments and other contingent liabilities.

(k)	The Audit Committee periodically reviews with management, depreciation and amortization policies, loss provisions and other accounting policies for appropriateness and consistency.

(l)	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications it deems appropriate.

Authority

(m)	Appointed by the Board of Directors pursuant to the provisions of the Business Corporations Act (British Columbia) and the by-laws of the Company.

(n)	Primary responsibility for the Company’s financial reporting, accounting systems and internal controls is vested in senior management and is overseen by the Board of Directors. The Audit Committee is a standing committee of the Board of Directors established to assist it in fulfilling its responsibilities in this regard. The Audit Committee shall have responsibility for overseeing management reporting on internal controls. While it is management’s responsibility to design and implement an effective system of internal control, it is the responsibility of the Audit Committee to ensure that management has done so.

(o)	In fulfilling its responsibilities, the Audit Committee shall have unrestricted access to the Company’s personnel and documents and will be provided with the resources necessary to carry out its responsibilities.

(p)	The Audit Committee shall have direct communication channels with the internal auditor (if any) and the external auditor to discuss and review specific issues, as appropriate.

(q)	The Audit Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties.

(r)	The Audit Committee shall establish the compensation to be paid to any advisors employed by the Audit Committee and such compensation shall be paid by the Company as directed by the Audit Committee.

Relationship with External Auditors

(s)	The Audit Committee shall be directly responsible for appointing, retaining and terminating, and for determining the compensation, of the Company’s External Auditors. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

(t)	An external auditor must report directly to the Audit Committee.

(u)	The Audit Committee is directly responsible for overseeing the work of the external auditor including the review and approval of the scope and staffing of the external auditor annual audit plan and the resolution of disagreements between management and the external auditor regarding financial reporting.

(v)	The Audit Committee shall implement structures and procedures to ensure that it meets with the external auditor as frequently as it deems necessary and at least annually in the absence of management.

(w)	At least annually, and before the external auditors issue their report on the annual financial statements, the Audit Committee shall obtain from the external auditors a formal written statement describing all relationships between the external auditors and the Company; discuss with the external auditors any disclosed relationships or services that may affect the objectivity and independence of the external auditors; and obtain written confirmation from the external auditors that they are objective and independent within the meaning of the applicable Rules of Professional Conduct/Code of Ethics adopted by the provincial institute or order of chartered accountants to which the external auditors belong and other Applicable Requirements. The Audit Committee shall take appropriate action to oversee the independence of the external auditors.

Accounting Systems, Internal Controls and Procedures

(x)	Obtain reasonable assurance from discussions with and/or reports from management, and reports from external auditors that accounting systems are reliable and that the prescribed internal controls are operating effectively for the Company and its subsidiaries and affiliates.

(y)	The Audit Committee shall review to ensure to its satisfaction that adequate procedures are in place for the review of the Company’s disclosure of financial information extracted or derived from the Company’s financial statements and will periodically assess the adequacy of those procedures.

(z)	Direct the external auditor’s examinations to particular areas.

(aa)	Review control weaknesses identified by the external auditor, together with management’s response.

(bb)	Review with the external auditor its view of the qualifications and performance of the key financial and accounting executives.

(cc)	In order to preserve the independence of the external auditor the Audit Committee will:

(i)	recommend to the Board of Directors the external auditor to be nominated; and

(ii)	recommend to the Board of Directors the compensation of the external auditor’s engagement;

(dd)	The Audit Committee shall review and pre-approve any engagements for non-audit services to be provided by the external auditor or its affiliates, together with estimated fees, and consider the impact on the independence of the external auditor.

(ee)	Review with management and with the external auditor any proposed changes in major accounting policies, the presentation and impact of significant risks and uncertainties, and key estimates and judgments of management that may be material to financial reporting.

(ff)	The Audit Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and most recent former external auditor of the Company.

(gg)	The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(hh)	The Audit Committee shall on an annual basis, prior to public disclosure of its annual financial statements, ensure that the external auditor has entered into a participation agreement and has not had its participant status terminated, or, if its participant status was terminated, has been reinstated in accordance with the Canadian Public Accountability Board (“CPAB”) and Public Company Accounting Oversight Board (“PCAOB”) bylaws and is in compliance with any restriction or sanction imposed by the CPAB or PCAOB.

Statutory and Regulatory Responsibilities

(ii)	Annual Financial Information - review the annual audited financial statements and related management’s discussion and analysis (“MD&A”), including any letter to shareholders and related press releases, and recommend their approval to the Board of Directors, after discussing matters such as the selection of accounting policies (and changes thereto), major accounting judgments, accruals and estimates with management and the external auditor.

(jj)	Annual Report - review the management MD&A section and all other relevant sections of the annual report, if prepared, to ensure consistency of all financial information included in the annual report.

(kk)	Interim Financial Statements - review the quarterly interim financial statements and related MD&A, including any letter to shareholders and related press releases and recommend their approval to the Board of Directors.

(ll)	Earnings Guidance/Forecasts - review forecasted financial information and forward-looking statements.

(mm)	Review the Company’s financial statements, MD&A, prospectuses or other securities offering document, earnings press releases and any other publicly disseminated material financial disclosure before the Company publicly discloses such information.

Reporting

(nn)	Report, through the Chairperson of the Audit Committee, to the Board of Directors following each meeting on the major discussions and decisions made by the Audit Committee.

(oo)	Report annually to the Board of Directors on the Audit Committee’s responsibilities and how it has discharged them.

(pp)	Review the Audit Committee’s Charter annually and recommend the approval of any proposed amendments to the Board of Directors.

Other Responsibilities

(qq)	Investigating fraud, illegal acts or conflicts of interest.

(rr)	Discussing selected issues with corporate counsel or the external auditor or management.